Exhibit 10.21

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of November 28, 2012
among
Synergy Resources Corporation,
 as Borrower,
Community Banks of Colorado, a division of NBH Bank, N.A.,
 as Lender and Administrative Agent,
CoBiz Bank, a Colorado corporation, dba Colorado Business Bank, as Lender
and
Amegy Bank National Association, as Lender

i

ANNEXES, EXHIBITS AND SCHEDULES
Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Hedging Agreement Certificate
Exhibit H	Form of Reserve Report Certificate
Exhibit I	List of Mortgaged Properties
Exhibit J	Form of Guaranty Agreement

Schedule 7.05	Litigation
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Agreements
Schedule 7.20	Hedging Agreements
Schedule 7.24	Material Agreements
Schedule 7.28	Existing Accounts Payable

v

AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement, dated as of November 28, 2012, is made and entered into by and among Synergy Resources Corporation, a Colorado corporation (the “Borrower”), each of the Lenders from time to time party hereto, and Community Banks of Colorado, a division of NBH Bank, N.A., individually, as Issuing Lender and as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.            The Borrower and the Administrative Agent, formally known as Bank of Choice, a division of Bank Midwest, N.A., entered into that certain Loan Agreement effective November 30, 2011 (as amended before the date of this Agreement, the “Existing Credit Agreement”) pursuant to which the Administrative Agent, in its capacity as lender, provided the Borrower with a revolving credit facility.
B.            The Borrower has requested certain amendments to the Existing Credit Agreement which include, among other things, appointing the Administrative Agent as administrative agent and the addition of other lenders.
C.            The Lenders have agreed to amend and restate in its entirety the Existing Credit Agreement on the terms and conditions set forth herein, to renew and rearrange the indebtedness outstanding under the Existing Credit Agreement (but not to repay or pay off any such indebtedness) and to adjust their pro rata shares.
B.            In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions and Accounting Matters
Section 1.01    Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

                       “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Administration Fee” has the meaning assigned such term in Section 3.05(d).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) the product of (i) the LIBO Rate for such Interest Period, multiplied by (ii) the Statutory Reserve Rate.
“Affected Loans” has the meaning assigned such term in Section 5.04.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.
“Agreement” means this Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.
“Alternate Base Rate” means the Prime Rate in effect on such day.
“Applicable Margin” means, for any day, the rate per annum set forth in the Utilization Grid below based upon the Type of Loan or Borrowing and the Borrowing Base Utilization Percentage then in effect, subject to a minimum interest rate floor of 2.5% per annum:
Borrowing Base Utilization	LIBOR Margin	ABR Margin
≥ 90%	325 bps	100 bps
≥ 75% and < 90%	300 bps	75 bps
≥ 50% and < 75%	275 bps	50 bps
≥ 25% and < 50%	250 bps	25 bps
< 25%	250 bps	0 bps

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I.
 “Approved Counterparty”  means (a) any Lender or any Affiliate of a Lender, or (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Hedging Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Petroleum Engineers” means Ryder Scott Company or any independent petroleum engineering consulting company reasonably acceptable to the Required Lenders.
“Arrangement Fee” has the meaning assigned such term in Section 3.05(d).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(a)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

 “Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(f), Section 8.13(c) or Section 9.11(d).
“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.
“Borrowing Base Hedging Agreement” means any Hedging Agreement in respect of commodities that was in effect at the time of the most recent Borrowing Base determination.
“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base on such day, regardless of the Aggregate Maximum Credit Amounts.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Colorado are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that should be capitalized in accordance with GAAP and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Cash Collateral” has the meaning assigned such term in Section 2.08(i).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent (as a first‑priority, perfected security interest), for the benefit of the Issuing Banks and the Lenders, cash in dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent.  “Cash Collateralized” has a correlative meaning.

“Cash Receipts” means all cash or cash equivalents received by or on behalf of the Borrower and its Subsidiaries with respect to the following: (a) sales from the Oil and Gas Properties (including any other working interest owner receipts received by the Borrower or its Affiliates as operator of Oil and Gas Properties), (b) cash representing operating revenue earned or to be earned by the Borrower and its Subsidiaries, (c) any insurance proceeds received by the Borrower or its Subsidiaries, (d) any net proceeds from Hedging Agreements and (e) any other cash or cash equivalents received by the Borrower from whatever source; provided that advances under the Loans, and any capital contributions or transfers made to the Borrower by any of its shareholders, or by the Borrower to any of its Subsidiaries, shall not constitute “Cash Receipts”.
“Casualty Event” means any loss, casualty or other insured damage to any Property of the Borrower or any of its Subsidiaries in an amount greater than two and one-half percent (2.5%) of the Borrowing Base then in effect, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of two and one-half percent (2.5%) of the Borrowing Base then in effect.
“Change in Control” means the occurrence of the following events:  (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests so that such Person or group owns 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b)), by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary (i) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral Account” has the meaning assigned such term in Section 2.08(i).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s potential Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.  The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.
“Commitment Reduction Notice” has the meaning assigned such term in Section 2.07(d).
 “Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; (f) any writeups or writedowns of non-current assets; and (g) non-cash gain and loss under ASC 815. If the Borrower or any of its Consolidated Subsidiaries have consummated an acquisition or disposition during such period, Consolidated Net Income shall be determined on a pro forma basis as if such acquisition or disposition had occurred on the first day of such period; provided that such pro forma adjustments shall be reasonably acceptable to the Administrative Agent.

 “Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services that are more than sixty (60) days past the due date other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person under Capital Leases; (e) all obligations of such Person under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) all obligations of such Person to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) any Disqualified Capital Stock issued by such Person; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower that such Lender, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder (other than due to a failure of a condition precedent to be satisfied), (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it commits to extend credit (other than due to a failure of a condition precedent to be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (but such Lender shall cease to be a Defaulting Lender upon providing this confirmation), (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) become or is insolvent or has a parent company that has become or is insolvent, or (f) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Termination Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“Dollars” or “$” refers to lawful money of the United States of America.
“EBITDAX” means, as of any date of determination, the sum of the Consolidated Net Income for the four fiscal quarters ending on the last day of the most recently completed fiscal quarter on or prior to such date of determination plus (a) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization (including amortization of deferred loan costs), exploration expenditures and costs, unrealized losses on any Hedging Agreement, accretion expense associated with asset retirement obligations and other similar noncash charges, minus (b) without duplication and to the extent added to Consolidated Net Income in such period: income tax benefits, unrealized gains on Hedging Agreements, and gains on sales of assets.
“Effective Date” means the later of (i) date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02) or (ii) November 30, 2012.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.04.
“Eligible Lender” means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; or (b) a Person controlled by, controlling, or under common control with any entity identified in clause (a) above.
“Engineering Reports” has the meaning assigned such term in Section 2.07(c).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all regulations and guidance promulgated thereunder.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm‑out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set‑off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and Liens related to surface leases and surface operations, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income taxes or franchise taxes (imposed in lieu of net income taxes), by the United States of America or such other jurisdiction (or any political subdivision) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender and (d) any U.S. Federal withholding taxes imposed by FATCA.

“Existing Credit Agreement” has the meaning assigned such term in the Recitals to this Agreement.
“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or if such rate is not so published for such day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means that letter agreement dated October 11, 2012, by and between the Borrower and the Administrative Agent, related to, among other things, the payment of certain fees by the Borrower.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, manager or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means any Subsidiary of the Borrower that guarantees the Indebtedness.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law, including:  (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over‑the‑counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Increase Effective Date” has the meaning assigned such term in Section 2.06(c)(ii).
“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  (a) to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of a Lender, or any Secured Hedging Counterparty under any Loan Document; and (b) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Indebtedness” owing by such Guarantor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 12.03.
“Initial Commitment” the aggregate Commitment made by Lenders as of the Effective Date, as set forth in Annex I to this Agreement.
“Initial Reserve Report” means the report dated as of November 2, 2012, and referencing an effective date of August 31, 2012, prepared by Ryder Scott Company, with respect to certain Oil and Gas Properties of the Borrower.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan the last day of each calendar quarter or, if sooner, the Termination Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is thirty, sixty or ninety days thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(c).
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person, the contribution of capital to any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or capital contribution; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means Community Banks of Colorado, in its capacity as the issuer of Letters of Credit and, from time to time as determined by the Administrative Agent, any Lender that agrees to act as an Issuing Bank hereunder.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Commitment” at any time means an amount equal to the lesser of (i) ten percent (10%) of the lesser of (A) the aggregate Commitments of the Lenders or (B) the Borrowing Base, and (ii) $15,00,000.
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with any Issuing Bank relating to any Letter of Credit.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Administrative Agent, which is equal to the offered rate that appears on the on the relevant page of the Bloomberg Financial Market Information System (or any other information service selected by the Administrative Agent) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations.  For purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Loan Documents” means this Agreement, the Notes, the Fee Letter, any Secured Hedging Agreement, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property condition (financial or otherwise) or prospects of the Borrower and any of its Subsidiaries taken as a whole, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document.
“Material Agreements” has the meaning assigned such term in Section 7.24.
“Material Debt” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $200,000.  For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any legally enforceable netting agreements) that the Borrower would be required to pay if such Hedging Agreement were terminated at such time.
“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amount”, as the same may be (a) terminated in accordance with Section 2.06(b), (b) reduced from time to time in Commitment Reduction Notice pursuant to Section 2.06(b), (c) increased from time in connection with an increase of any Lender’s Maximum Credit Amount pursuant to Section 2.06(c), or (d) modified from time to time pursuant to any assignment permitted by Section 12.04.
“Money Laundering Laws” means the laws, rules and regulations created pursuant to the Money Laundering Control Act of 1986.

“Mortgaged Property” means any Property owned by Borrower which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(e).
“Non‑Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“NPV” means, with respect to any Proved Reserves, the present value ascribed to such Proved Reserves (taking into account the cash flows and expenses, including capital expenditures, associated therewith) in the most recent Reserve Report, based upon the economic assumptions (including the discount rate) provided to the Approved Petroleum Engineers by the Administrative Agent.
“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights‑of‑way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the articles or certificate of incorporation and by‑laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and limited liability company agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.
“Orr Acquisition” shall mean the acquisition of certain oil and gas properties of Orr Energy, LLC by the Borrower pursuant to that Purchase and Sale Agreement, dated October 23, 2012, by and between such parties.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document, except Excluded Taxes.
“Participant” has the meaning set forth in Section 12.04(c).
“Patriot Act” has the meaning assigned such term in Section 12.16.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.
“Post Default Rate” shall mean, in respect of the principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to the Alternate Base Rate plus:  (i) the Applicable Margin and (ii) two percent (2.0%) per annum, but in no event to exceed the Highest Lawful Rate.
“Prime Rate” means the base rate on corporate loans posted by at least seventy percent (70%) of the ten (10) largest US. banks as reported by the Eastern print edition of the Wall Street Journal®.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i)(A).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(iii).
“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.  “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, “Proved Developed Reserves” means collectively the Proved Developed Producing Reserves and Proved Developed Nonproducing Reserves, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spillings, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Remedial Work” has the meaning assigned such term in Section 8.10(a).
“Required Lenders”  means Lenders holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Revolving Credit Exposure, unless there is no outstanding Credit Exposure at such time, and in such case, then Lenders holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the existing Commitments at such time.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each August 31 or February 28 (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon economic assumptions established by the Administrative Agent and reflecting Hedging Agreements in place with respect to such production.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer, any Vice President or any Manager of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any return of capital, sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).
“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(c)(iii)(B).
“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.
“Security Instruments” means the mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, guarantees, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Hedging Agreements with Secured Hedging Counterparties with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, if any, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Secured Hedging Agreement” means any Hedging Agreement of the Borrower or any Subsidiary with a Secured Hedging Counterparty.
“Secured Hedging Counterparty” means any Approved Counterparty that is party to a Hedging Agreement with the Borrower or any Subsidiary, whether or not such Person at any time ceases to be an Approved Counterparty; provided, however, that in the case of any Approved Counterparty who is not a Lender, such Approved Counterparty shall have entered into an intercreditor or similar agreement with the Lenders, which agreement shall be in form and substance acceptable to the Required Lenders.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw‑Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Tangible Net Worth” means the total assets of the Borrower less the total liabilities and intangible assets of the Borrower and any amounts attributable to promissory notes or other obligations of any employee or Affiliate of the Borrower due or owing to the Borrower, all as determined in accordance with GAAP.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Termination Date” means the earlier to occur of (i) November 28, 2016 or (ii) the date that the Aggregate Maximum Credit Amount is sooner terminated pursuant to Section 2.06 or Section 10.02.
“Total Funded Debt” means, at any date, all Debt of the Borrower and the Consolidated Subsidiaries on a consolidated basis, excluding (a) non-cash obligations under ASC 815, and (b) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Total Capitalization” means the Total Funded Debt plus Shareholders’ Equity (as determined in accorandance with GAAP).
“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments, and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the Adjusted LIBO Rate based upon a 30-day Interest Period, the Adjusted LIBO Rate based upon a 60-day Interest Period or the Adjusted LIBO Rate based upon a 90-day Interest Period.
“Unwinds” has the meaning assigned such term in Section 2.07(f)(i).
Section 1.02                          Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.03                          Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04                          Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II
The Credits
Section 2.01         Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02        Loans and Borrowings.

(a)            Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect any other obligation of such Lender or the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e).  Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of three (3) Types of Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

(d)            Notes.  The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower to such Lender in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender or its registered assigns in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Maximum Credit Amount decreases for any reason (whether pursuant to Section 2.06, Section 12.04 or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such decrease, a new Note payable to such Lender, in replacement of the Note then outstanding, in a principal amount equal to its Maximum Credit Amount after giving effect to such decrease, and otherwise duly completed.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note.  Failure to make any such notation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans. Upon assignment of any Note in accordance with the terms in this Agreement and surrender of such Note at the principal office of Administrative Agent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), and an assignment agreement in form and substance acceptable to Administrative Agent whereby the assignee holder agrees to be bound by the terms hereof that are applicable to holders, the Borrower shall execute and deliver, at Borrower’s expense, a new Note in exchange therefor.

Section 2.03     Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Denver time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Denver time, one (1) Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile transmission or, to the extent provided in Section 12.01(c), electronic communication to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information:

(i)	the aggregate amount of the requested Borrowing;

(ii)	the date of such Borrowing, which shall be a Business Day;

(iii)	whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)
in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and which shall not extend beyond the Termination Date;

(v)
the amount of the then effective Borrowing Base (or Aggregate Maximum Credit Amounts, if such amount is less than the then effective Borrowing Base), the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)	the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of thirty day’s duration.  Each Borrowing Request shall constitute a representation that no Borrowing Base Deficiency exists and that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04           Interest Elections; Conversions.

(a)            Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04; provided, however, that in the case of any Eurodollar Borrowing, unless the Borrower timely delivers a conversion request in accordance with Section 2.04(b), such Eurodollar Borrowing shall automatically be continued at the expiration of the relevant Interest Period for a new Eurodollar Borrowing of the same Type.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing; provided that, each such portion of the affected Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, and provided further that at no time shall there be more than three (3) Types of Loans outstanding.

(b)            Interest Election Requests; Conversion Requests.  To make an election or conversion, as the case may be, pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile transmission or, to the extent provided in Section 12.01(c), electronic communication to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)            Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, whch shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and which shall not extend beyond the Termination Date.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of thirty day’s duration.
(d)            Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05           Funding of Borrowings.

(a)            Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the funding date in the Borrowing Request by wire transfer of immediately available funds by 12:00 noon, Denver time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)            Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06           Termination, Reduction and Increase of Aggregate Maximum Credit Amounts.

(a)            Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Termination Date.  If at any time the Aggregate Maximum Credit Amounts are terminated or reduced to zero by the Borrower in accordance with the provisions of this Agreement, or the Borrowing Base is reduced to zero by the Lenders in accordance with the provisions of this Agreement, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)            Optional Termination by the Borrower.

(i)     The Borrower may at any time terminate and reduce to zero the Aggregate Maximum Credit Amounts if (1) after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(a), there is no outstanding balance on the Loans, and (ii) the LC Exposure at such time is zero.

(ii)     The Borrower shall notify the Administrative Agent of any election to terminate the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three (3) Business Days prior to the effective date of such termination, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable.  Any termination of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated.

(c)            Optional Increases of Maximum Credit Amount.

(i)     Increase in Aggregate Maximum Credit Amount.  In connection with any Scheduled Redetermination, the Borrower shall have the right (in consultation with, and with the consent of, the Administrative Agent) to cause an increase in the Aggregate Maximum Credit Amount by adding to this Agreement one or more additional Eligible Lenders to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel and/or by allowing one or more Lenders to increase their respective Commitments, provided, however, (i) no Default shall exist, (ii) no such increase shall result in the Aggregate Maximum Credit Amount exceeding $150,000,000, (iii) no such increase shall be in an amount less than $5,000,000, and (iv) no Lender’s Commitment shall be increased without the consent of such Lender.

(ii)    Procedures for Increases.  If the Aggregate Maximum Credit Amount is increased in accordance with Section 2.06(c)(i), the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.  The Borrower shall pay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 5.02), or the Lenders will assign their interests in the Loans among themselves, to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this section.

(iii)     Conditions Precedent.  Any increase in the Aggregate Maximum Credit Amount under this Section 2.06(c) shall become effective upon the later of the Increase Effective Date and receipt by the Administrative Agent of:

(A)    An amendment to this Agreement, duly signed by the Borrower, the Administrative Agent and all Lenders, modifying Annex I, setting forth any other agreements of the Borrower, the Administrative Agent and the Lenders with respect to pricing affecting such increase, and setting forth the agreement of each Eligible Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof;

(B)    Amendments to any other Loan Documents reasonably requested by the Administrative Agent in relation to such increase, which amendments the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders;

(C)    Notes, duly executed by the Borrower, as any Lender or Eligible Lender may require;

(D)    Evidence of appropriate corporate authorization on the part of the Borrower with respect to such increase and the execution and delivery of the documents described in this Section 2.06(c)(iii);

(E)    A Responsible Officer certifies to the Administrative Agent and the Lenders (including each Eligible Lender) that (x) the representations and warranties of the Borrower set forth in the Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Increase Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date; and (y) no Default exists;

(F)    Such opinions of counsel for the Borrower and other assurances as the Administrative Agent may reasonably request; and

(G)    Reimbursement of the Administrative Agent’s out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred in connection therewith.

Section 2.07           Borrowing Base.

(a)            Initial Borrowing Base.  For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $47,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(f), Section 8.13(c) or Section 9.11.

(b)            Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi‑annually in accordance with this Section 2.07 (a “Scheduled Redetermination”).  In addition, (y) each of the Borrower and Required Lenders shall have the right to request one additional Borrowing Base determination in each period between scheduled Borrowing Base determinations, and (z) the Required Lenders shall have the right to request an additional Borrowing Base determination to the extent contemplated by Section 9.11 (each, an “Interim Redetermination”) in accordance with this Section 2.07.  It is expressly agreed that:

(i)    No Lenders shall have any obligation to agree upon or designate the Borrowing Base at any particular amount;

(ii)   No Lenders shall have any obligation to increase the Commitment concurrent with any increase in the Borrowing Base; and

(iii)   The Borrowing Base shall be calculated by each Lender in accordance with its usual and customary oil and gas lending practices without regard to the current Borrowing Base or such Lender’s Commitment; and

(iv)    Increases in the Borrowing Base may require the addition of one or more Lenders.

(c)            Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination shall be effectuated as follows:

(A)    Commencing on or about May 15, 2013, and on or about each November 15 and May 15 thereafter, if the Administrative Agent has received (1) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 8.12(a) and (c), and (2) such other reports, data and supplemental information, including the information provided pursuant to Section 8.12(b), as may, from time to time, be reasonably requested by the Administrative Agent (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent and the Lenders shall evaluate the information contained in the Engineering Reports and shall, upon the consent of all Lenders for an increase in the Borrowing Base or the consent of all Required Lenders for a reduction or reaffirmation of the Borrowing Base, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the internal credit evaluation and other financial information) and factors (including each Lender’s usual and customary oil and gas lending practices) as each Lender deems appropriate in its sole discretion.

(ii)    Each Interim Redetermination shall be effectuated as follows:

(A)    Upon receipt by the Administrative Agent of (1) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, pursuant to Section 8.12(b), (2) such other reports, data and supplemental information, including the information provided pursuant to Section 8.12(b), as may, from time to time, be reasonably requested by the Administrative Agent and (3) in the case of an Interim Determination requested by the Borrower, a redetermination fee pursuant to Section 3.05(c)(ii), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, upon the consent of all Lenders for an increase in the Borrowing Base or the consent of all Required Lenders for a reduction or reaffirmation of the Borrowing Base, propose a new Borrowing Base based upon such information and such other information (including the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the internal credit evaluation and other financial information) and factors (including each Lender’s usual and customary oil and gas lending practices) as each Lender deems appropriate in its sole discretion.

(iii) The Administrative Agent shall notify the Borrower of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination or an Interim Redetermination initiated by the Borrower, within thirty (30) days after the Administrative Agent has received the required Engineering Reports; and

(B) in the case of an Interim Redetermination initiated by the Administrative Agent, promptly, and in any event within five (5) days, after the Lenders have determined the Proposed Borrowing Base.

(d)            Notice of Reduction of Commitment.  After the receipt of the Proposed Borrowing Base Notice, the Borrower may reduce the aggregate Commitment of the Lenders (the “Reduced Commitment”), provided that (1) the reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (2) the Revolving Credit Exposures do not exceed the Reduced Commitment.  To effectuate a Reduced Commitment, within three (3) Business Days after the Administrative Agent has sent out the Proposed Borrowing Base Notice, the Borrower must submit a written notice to the Administrative Agent of its election to reduce the Commitment (the “Commitment Reduction Notice”) within 5 Business Days of the receipt of such Proposed Borrowing Base Notice.  Each Commitment Reduction Notice shall be irrevocable.  Each reduction of the aggregate Commitment amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.  Notwithstanding any Commitment Reduction Notice, all relevant determinations under this Agreement based upon the Borrowing Base shall use the Borrowing Base as set forth in the Proposed Borrowing Base Notice until the next Scheduled Redetermination or Interim Redetermination.  If the Borrower desires to reinstate any Commitment reduction set forth in a Commitment Reduction Notice, the Borrower may do so only (i) with the written consent of all Lenders, and (ii) after paying to each Lender (A) any fees that would have accrued to such Lender under Section 3.05 had such reduced Commitment not occurred, and (B) a processing fee of $2,500.

(e)            Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is established pursuant to Section 2.07(c), or adjusted pursuant to Section 2.07(f), Section 8.13(c) or Section 9.11(d), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined or adjusted Borrowing Base (the “New Borrowing Base Notice”).  Any increase in the Borrowing Base from a Scheduled Redetermination or an Interim Redetermination shall require approval of all Lenders.  Any decrease or reaffirmation of the Borrowing Base by a Scheduled Redetermination or an Interim Redetermination shall require approval of the Required Lenders.  Once approval has been obtained by the relevant parties, such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, any Issuing Bank and the Lenders in the case of a Scheduled or Interim Redetermination, upon the earliest of three (3) Business Days following such notice or the Administrative Agent’s receipt of the Commitment Reduction Notice (the “Redetermination Date”).

(f)            Borrowing Base Reduction Events.

(i)      If the Borrower or any Subsidiary novates, sells, assigns, unwinds, terminates, restructures, modifies, amends or otherwise affects (“Unwinds”) any Borrowing Base Hedging Agreement, the Borrowing Base then in effect shall automatically be reduced by an amount equal to the mark-to-market value (as determined by the Administrative Agent) of such Borrowing Base Hedging Agreement as of the date of such Unwind, if any, resulting from such event (which right shall be in addition to the Administrative Agent’s right to request Interim Redetermination between each Scheduled Redetermination).

(ii)    If the Borrower or any Subsidiary sells any of the Oil and Gas Properties during any period between two successive Scheduled Redetermination Dates having a fair market value in excess of 2.5% of the then effective Borrowing Base, individually or in the aggregate, the Borrowing Base then in effect shall automatically be reduced by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report (which reduction shall be in addition to the Administrative Agent’s right to request an Interim Redetermination between each Scheduled Redetermination).

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(f), Section 8.13(c) or Section 9.11, whichever occurs first.
Section 2.08            Letters of Credit.

(a)            General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that (1) the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof and (2) the aggregate LC Exposure of the Letters of Credit issued hereunder and the requested Letter of Credit shall not exceed the LC Commitment.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand delivery or facsimile transmission (or, to the extent provided in Section 12.01(c), electronic communication) to the Issuing Bank and the Administrative Agent (not less than seven (7) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.
Subject to the terms and conditions contained herein, the Issuing Bank shall then issue the requested Letter of Credit on the Borrower’s behalf.
(c)            Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Termination Date.

(d)            Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Administrative Agent (for itself or any of its Affiliates) such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Denver time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Denver time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Denver time, on the Business Day immediately following the day that the Borrower receives such notice; provided that any such LC Disbursement shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that any Lenders that have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank or the Administrative Agent.  In furtherance of the foregoing and without limiting the generality thereof, the Borrower agrees that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)            Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone, facsimile or email of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)            Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Cash Collateralization.

(i)    If (A) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent demanding that the Borrower Cash Collateralize the outstanding LC Exposure pursuant to this Section 2.08(i), (B) the Borrower is required to Cash Collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), or (C) the Borrower is required to Cash Collateralize a Defaulting Lender’s LC Exposure pursuant to Section 4.03(c)(iii)(B), then the Borrower shall Cash Collateralize such LC Exposure or the excess attributable to such LC Exposure, as the case may be, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize pursuant to this Section 2.08(i) shall become effective immediately, and immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 10.01(g) or Section 10.01(h).

(ii)    The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on each account (a “Collateral Account”) in which the Borrower has Cash Collateralized any obligation hereunder and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such Collateral Account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor (collectively, the “Cash Collateral”).

(iii)     The Borrower’s obligation to Cash Collateralize pursuant to this Section 2.08(i) shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set‑off, counterclaim or recoupment which the Borrower or any Subsidiary may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.

(iv)     Each Collateral Account and all Cash Collateral shall secure the payment and performance of the Borrower’s obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over each Collateral Account and the Cash Collateral.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and reasonable sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in each Collateral Account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to Cash Collateralize hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or Cash Collateralize a Defaulting Lender’s LC Exposure pursuant to Section 4.03(c)(iii)(B), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within one (1) Business Day after written notice by the Borrower to the Administrative Agent that after all Events of Default have been cured or waived and that no Defaults exist.

(j)            Confirmation.  Upon written request of the Borrower, each Issuing Bank shall provide the Borrower, at the sole cost and expense of the Borrower, with a confirmation of the existence of an outstanding Letter of Credit issued by such Issuing Bank within seven (7) days of such request.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees
Section 3.01        Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in full in cash on the Termination Date. All payments by the Borrower of principal, interest, fees and other obligations shall be made in dollars in immediately available funds, and shall be absolute and unconditional, without defense, rescission, recoupment, setoff or counterclaim, free of any restriction or condition.

Section 3.02         Interest.

(a)            ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)            Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)            Post Default Rate.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c) then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, until paid (whether before or after judgment) at the lesser of (i) the Highest Lawful Rate or (ii) the Post Default Rate.

(d)            Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days (or 365/366 days, in the case of an ABR Loan), unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or the LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03         lternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period or (ii) deposits (whether in dollars or an alternative currency) are not being offered to Lenders in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Borrowing; or

(b)            the Administrative Agent is advised by the Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile transmission, or, to the extent provided in Section 12.01(c), electronic communication, as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest (not to exceed the Alternate Base Rate) determined by all Lenders, sufficient to cover each Lender’s cost of funds.
Section 3.04         Prepayments.

(a)            Optional Prepayments.  Subject to any break funding costs payable pursuant to Section 5.02 and prior notice in accordance with Section 3.04(b), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, or if less than $1,000,000, the remaining balance of the Loans.

(b)            Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile transmission, or to the extent provided in Section 12.01(c), electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Denver time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Denver time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)            Mandatory Prepayments.

(i)    Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 8.13(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall either:

(A)  prepay the Borrowings on the schedule set forth below in an aggregate principal amount equal to such excess and if any excess remains as a result of an LC Exposure, after prepaying all of the Borrowings, Cash Collateralize such excess as provided in Section 2.08(i);

(B)    pledge additional collateral not included in the most recent Reserve Report to the Administrative Agent having a fair market value (as determined by the Administrative Agent, in its sole discretion) equal to at least the amount of the deficiency or otherwise satisfactory to the Administrative Agent such that the total Revolving Credit Exposures are less than or equal to the Borrowing Base as redetermined or adjusted;

(C)   perform other forms of credit enhancement acceptable to all Lenders; or

(D)   take any combination of the actions outlined in Section 3.04(c)(i).

The Borrower shall be obligated to make any prepayment pursuant to Section 3.04(c)(i)(A) as follows: (i) twenty percent (20%) of such excess shall be paid within forty-five (45) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs; (ii) forty percent (40%) of such excess shall be paid within sixty (60) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs; (iii) sixty percent (60%) of such excess shall be paid within ninety (90) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs; (iv) eighty percent (80%) of such excess shall be paid within one hundred and twenty (120) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs;  (v) and one-hundred percent (100%) of such excess shall be paid within one hundred and fifty (150) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(e) or the date the adjustment occurs, provided that all payments required to be made pursuant to this Section 3.04(c)(i) must be made on or prior to the Termination Date.

(ii) Upon any adjustments to the Borrowing Base pursuant to Section 9.11, if the total Revolving Credit Exposures exceed the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, Cash Collateralize such excess as provided in Section 2.08(i).  The Borrower shall be obligated to make such prepayment and/or Cash Collateralize such excess on the date it or any Subsidiary receives proceeds as a result of such disposition; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii) If a Borrowing Base Deficiency exists, or during the period an Event of Default remains uncured and has not been waived, the Borrower shall pay any Borrowings with (a) all net cash proceeds received from sales and other dispositions of Properties and (b) any proceeds received pursuant to the termination of any Hedging Agreement.  In the case of a Borrowing Base Deficiency, this clause (iii) shall only require prepayments of Borrowings until the Borrowing Base Deficiency has been cured.

(iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v) Each prepayment of Borrowings shall be applied ratably to the Loans of each Lender included in the prepaid Borrowings.  Prepayment pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)            No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05          Fees.

(a)            Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit equal to (A) the aggregate LC Exposure of such Lender from time to time, times (B) the Applicable Margin for a LIBO Rate Borrowing, determined on a per annum basis during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank, a fronting fee, of 0.125% per annum of the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  All participation fees and fronting fees shall be computed on the aggregate stated among of each Letter of Credit on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            Commitment Fee.  The Borrower agrees to pay to each Lender a commitment fee equal to 0.5% of such Lender’s Commitment on the Effective Date.  In addition, the Borrower shall pay an early response fee of (i) $12,500 to CoBiz Bank, a Colorado corporation, dba Colorado Business Bank and (ii) $18,750 to Amegy Bank National Association.

(c)            Threshold Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (i) 0.375% of each increase in the Borrowing Base and the resulting increase in the Commitment of such Lender over such Lender’s Initial Commitment (as adjusted by previous increases in its Commitment and after taking into account any Commitment Reduction Notice); and (ii) in connection with each Interim Redetermination initiated by the Borrower, a redetermination fee of $2,500 per Lender.

(d)            Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, (i) an arrangement fee as set forth in the Fee Letter, which shall be payable upon the closing of this Agreement (the “Arrangement Fee”); and (ii) an annual administration or agency fee as set forth in the Fee Letter (the “Administration Fee”).  The Administration Fee shall be paid on the Effective Date and on each annual anniversary thereof.  In the event of any adjustment to the Administration Fee as contemplated by the Engagement Letter, such adjusted amount shall be prorated for the remainder of the period from the date such payment is due through the next annual anniversary of the Effective Date and thereafter shall be included in the amount due and payable on each anniversary of the Effective Date.

(e)            Unused Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee equal to 0.5% per annum of the average daily amount of the unused Commitment of such Lender during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments.  Fees accrued under this Section 3.05(e) through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  All unused commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Such fee shall be disbursed by the Administrative Agent to the Lenders in accordance with their respective Commitments.

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set‑offs
Section 4.01                          Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.

(a)            Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 11:00 a.m., Denver time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set‑off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the account of the Administrative Agent most recently designated by it for such purpose, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)            Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)            Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02         Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03        Deductions by the Administrative Agent; Defaulting Lender.

(a)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02, then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b)            Payments to Defaulting Lenders.  If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set‑off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit Exposures, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.03(c) and all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Indebtedness.  Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding.  After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

(c)            Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)    Fees otherwise payable pursuant to Section 3.05 shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

(ii)   The Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification (A) that would increase the Commitment or the Maximum Credit Amount of such Defaulting Lender or (B) requiring the consent of all Lenders or each adversely affected Lender which affects such Defaulting Lender differently than all other Lenders or all other adversely affected Lenders, as the case may be, shall require the consent of such Defaulting Lender; and provided further that any redetermination or affirmation of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e. the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.

(iii)   If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A)    all or any part of such LC Exposure shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (1) the sum of all Non‑Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non‑Defaulting Lenders’ Commitments, (2) the conditions set forth in Section 6.02 are satisfied at such time, and (3) the sum of each Non‑Defaulting Lender’s Revolving Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure does not exceed such Non‑Defaulting Lender’s Commitment; provided, that no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non‑Defaulting Lender;

(B)    if the reallocation described in Section 4.03(c)(iii)(A) cannot, or can only partially, be effected, then the Borrower shall within three Business Days following notice by the Administrative Agent Cash Collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to Section 4.03(c)(iii)(A)) for so long as such LC Exposure is outstanding;

(C)    if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 4.03(c)(iii)(B)), then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(a) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(D)    if the LC Exposure of the Non‑Defaulting Lenders is reallocated pursuant to Section 4.03(c)(iii)(A), then the fees payable to the Lenders pursuant to Section 3.05(a) shall be adjusted in accordance with such Non‑Defaulting Lenders’ Applicable Percentages; and

(E)    if any Defaulting Lender’s LC Exposure is neither Cash Collateralized nor reallocated pursuant to Section 4.03(c)(iii), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 3.05(a) with respect to such Defaulting Lender’s LC Exposure shall be payable to each Issuing Bank (in proportion to the undrawn amount of all outstanding Letters of Credit issued by each Issuing Bank) until such LC Exposure is Cash Collateralized and/or reallocated.

(d)            In the event that the Administrative Agent, the Borrower and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided, that no adjustments will be made retroactively with respect to fees accrued while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non‑Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

Section 4.04       Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Borrower’s Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality
Section 5.01         Increased Costs.

(a)            Eurodollar Changes in Law.  If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)   impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements.  If any Change in Law regarding capital requirements has the effect of reducing the rate of return on a Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)            Certificates.  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02                          Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), minus (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 5.03           Taxes.

(a)            Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, each Lender or each Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)            Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)            Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or an Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for the full amount of any Excluded Taxes attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 5.03(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Excluded Taxes so payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so payable absent manifest error.

(e)            Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Effect of Tax Refund.  If a Lender determines, in its sole discretion, that it has received a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by such Lender) of any Taxes or Other Taxes with respect to which the Borrower has made a payment under this Section 5.03, such Lender will notify the Borrower and agrees to reimburse the Borrower to the extent of the benefit of such refund, deduction or credit, including any interest paid by the relevant Governmental Authority, promptly after such Lender reasonably determines that such refund, deduction or credit has become final; provided, that the Borrower, upon request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event that such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 5.03(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit (including any interest paid by the relevant Governmental Authority and received by such Lender), which attempt would be inconsistent with any reporting position otherwise taken by any Lender on its applicable tax returns.

(g)            FATCA.  If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower or the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such  payments.  For purposes of this Section 5.03(g), FATCA shall include any regulations or official interpretations of FATCA.

Section 5.04                          Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI
Conditions Precedent
Section 6.01                          Effective Date.  The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)            The Administrative Agent and the Lenders shall have received all fees required to be paid under Section 3.05, and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses required to be reimbursed or paid by the Borrower hereunder (including the fees and expenses of Faegre Baker Daniels LLP, counsel to the Administrative Agent).

(b)            The Administrative Agent shall have received a certificate of the Responsible Officer of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (A) who are authorized to sign the Loan Documents to which the Borrower is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organizational Documents of the Borrower, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)            The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower.

(d)            The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer of the Borrower and dated as of the Effective Date.

(e)            The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)            The Administrative Agent shall have received duly executed Notes payable to each such Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(g)            The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit E.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the Proved Developed Reserves attributable to the Oil and Gas Properties evaluated in the Initial Reserve Report, with such 80% first being satisfied from Proved Developed Producing Reserves and thereafter from Proved Developed Nonproducing Reserves.

(h)            The Administrative Agent shall have received from each Subsidiary duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Guaranty Agreement.

(i)            The Administrative Agent shall be reasonably satisfied with the environmental condition and compliance with Environmental Laws of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(j)            The Administrative Agent shall have completed a satisfactory due diligence investigation of Borrower, including, without limitation, an environmental assessment of both the Acquired Assets and existing Properties and operations of Borrower.

(k)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(l)            The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(b).

(m)            The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for Colorado and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(n)            The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the Proved Reserves attributable to the Oil and Gas Properties evaluated in the Initial Reserve Report, with such 80% first being satisfied from Proved Developed Producing Reserves and thereafter from Proved Developed Nonproducing Reserves.

(o)            The Administrative Agent shall have received an opinion of Hart & Trinen LLP counsel to the Borrower substantially in form and substance satisfactory to the Administrative Agent.

(p)            The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12, which the Administrative Agent, in its sole discretion, may determine is satisfactory.

(q)            The Administrative Agent shall have received from the Borrower a list of all Oil and Gas Properties of the Borrower not subject to a Lien of the Security Instruments as of the Effective Date substantially in the form of Exhibit I attached hereto.

(r)            The absence of any action, suit investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect any transaction contemplated in the Loan Documents or on the ability of the Borrower to perform its obligations under the Loan Documents.

(s)            The Administrative Agent shall have received Borrower’s audited consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended August 31, 2012.

(t)            The Administrative Agent shall have received a pro forma consolidated balance sheet, income statement and cash flow statement and projections (the “Pro Forma Statements”) reflecting the Orr Acquisition with such information as the Administrative Agent may reasonably request to confirm the tax, legal and business assumptions made in such Pro Forma Statements.  The Pro Forma Statements must demonstrate, in reasonable judgment of the Administrative Agent, together with all other information then available to the Administrative Agent, that, after the Orr Acquisition, Borrower has the ability to repay its Debts and satisfy its other obligations as and when due to comply with the financial covenants set forth in the Loan Documents.

(u)            The Administrative Agent shall have received and reviewed, with results satisfactory to the Administrative Agent, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrower and Guarantors.

(v)            The Borrower and Lenders shall have received satisfactory credit documentation.

(w)            The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent or any Lender may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 6.02                          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)            At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)            At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c)            The representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(d)            The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable would not conflict with, or cause any Lender or any Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred that enjoins, prohibits or restrains the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)            No litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(f)            The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (f), except that the Borrower’s representation and warranty with respect to Section 6.02(d) shall be deemed to be to its knowledge.
Section 6.03      Additional Conditions to Credit Events.  In addition to the conditions precedent set forth in Section 6.02, so long as any Lender is a Defaulting Lender, any Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or the Borrower will Cash Collateralize the LC Exposure in accordance with Section 4.03(c)(iii)(B), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among the Non-Defaulting Lenders in accordance with Section 4.03(c)(iii)(A) (and the Defaulting Lenders shall not participate therein).

ARTICLE VII
Representations and Warranties
The Borrower represents and warrants to the Lenders that:
Section 7.01    Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02     Authority; Enforceability.  The Transactions are within the Borrower’s and each Guarantor’s corporate power and authority and have been duly authorized by all necessary corporate, and, if required, shareholder action.  Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Gurantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03      Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation to which the Borrower or any Guarantor is subject or any Organizational Document of the Borrower or any Guarantor or any order of any Governmental Authority to which the Borrower or any Guarantor is subject, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Guarantor or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower of any Guarantor and (d) will not result in the creation or imposition of any Lien on the Properties of the Borrower or any Guarantor (other than the Liens created by the Loan Documents).

Section 7.04           Financial Condition; No Material Adverse Change.

(a)            The Borrower has heretofore furnished to the Lenders its concolidated balance sheet and statements of income, shareholders equity and cash flows as of and for the fiscal years ended August 31, 2011 and 2012, audited by Ehrhardt Keefe Steiner & Hoffman P.C., independent public accountants, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year‑end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b)            Since August 31, 2012, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)            On the date hereof, neither the Borrower nor any Subsidiary has any Debt (including Disqualified Capital Stock) or any contingent liabilities, off‑balance sheet liabilities or partnerships, liabilities for taxes or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the financial statements described in Section 7.04(a) or in the most recent financial statements delivered pursuant to Section 8.01(a) or (b).

Section 7.05           Litigation.

(a)            Except as set forth on Schedule 7.05 on the Effective Date or as otherwise disclosed in writing to the Administrative Agent and the Lenders after the Effective Date (which shall supplement Schedule 7.05), there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that could be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)            Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06            Environmental Matters.  Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)            The Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b)            The Borrower and its Subsidiaries have obtained all Environmental Permits required for their operations on each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Borrower nor any Subsidiary has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c)            There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to Borrower’s knowledge, threatened against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

(d)            None of the Properties of the Borrower or any Subsidiary contain or have contained any:  (i) underground storage tanks; (ii) asbestos‑containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e)            There has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Properties or the Borrower or any Subsidiary, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f)            Neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite of the Borrower’s or any Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g)            There has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with any operations and businesses conducted on the Properties of the Borrower or any Subsidiary that could reasonably be expected to form the basis for a claim for damages or compensation.

(h)            The Borrower and each Subsidiary has provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non‑compliance with or liability under Environmental Laws) that are in the possession or control of the Borrower or any Subsidiary and relating to any of their Properties or the operations thereon.

Section 7.07            Compliance with the Laws and Agreements; No Defaults.

(a)            The Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other authorizations granted by Governmental Authorities necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)            Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or any Subisidary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c)            No Default or Borrowing Base Deficiency has occurred and is continuing.

Section 7.08           Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09           Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or any Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Liens for Taxes have been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10           ERISA.

(a)            The Borrower, its Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)            Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(c)            No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA except to the extent such penalty or liability could not reasonably be expected to result in a Material Adverse Effect.

(d)            Full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(e)            Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, any Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f)            Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11        Disclosure; No Material Misstatements.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There is no fact peculiar to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby.  There are no statements or conclusions known to the Borrower in the preparation of any Reserve Report which were based upon or include misleading information or failed to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12               Insurance.  The Borrower has, and has caused its Subsidiaries, to have (a) all insurance policies sufficient for its compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to the Property loss insurance maintained by the Borrower.

Section 7.13              Restriction on Liens.  Neither the Borrower nor any Subsidiary is a party to any agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14             Subsidiaries.  The Borrower has no Subsidiaries (other than the Guarantors listed on Schedule 7.14 and any Subsidiary that has been approved in writing by the Administrative Agent pursuant to Section 9.15).

Section 7.15            Location of Business and Offices.  The Borrower’s jurisdiction of organization is Colorado; the name of the Borrower as listed in the public records of its jurisdiction of organization, as of the date hereof, is Synergy Resources Corporation; and the organizational identification number of the Borrower in its jurisdiction of organization is 20051109690 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01).  The Borrower’s principal place of business and chief executive office is located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(d)). Each Subsidiary’s jurisdiction of organization, organizational identification number in its jurisdiction or organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(l) in accordance with Section 12.01).

Section 7.16            Properties; Titles, Etc.

(a)            The Borrower and its Subsidiaries have good and defensible title to the Hydrocarbon Interests in the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all their personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s net revenue interest in such Property.

(b)            All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)            The rights and Properties presently owned, leased or licensed by the Borrower and its Subsidiaries including all easements and rights of way, include all rights and Properties necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)            All of the material Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)            The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and its Subsidiaries does not and will not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each of the Borrower and its Subsidiaries either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17         Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower or its Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or its Subsidiaries is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower and its Subsidiaries.  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and in a manner consistent with the past practices of the Borrower and its Subsidiaries (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18                          Gas Imbalances, Prepayments.  Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties of the Borrower or any Subsidiary at some future time without then or thereafter receiving full payment therefor exceeding two percent (2%) of the Borrower’s Proved Reserves of natural gas (on an mcf equivalent basis) in the aggregate.
Section 7.19                          Marketing of Production.  Except as set forth on Schedule 7.19 or on the most recent certificate delivered pursuant to Section 8.12(b), neither the Borrower nor any Subsidiary a party to any material agreements which is not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from the Borrower’s or any Subsidiary’s Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date thereof.

Section 7.20                          Hedging Agreements.  Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Hedging Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21                          Use of Loans and Letters of Credit.  The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for exploration and production operations, acquisition of oil and gas properties and general corporate purposes and (b) for Restricted Payments permitted under Section 9.04.  A portion of the Borrowing Base (not to exceed the LC Commitment) may be used for the issuance of Letters of Credit that shall expire prior to the Termination Date. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22                          Solvency.  After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors has not incurred and does not intend to incur, and does not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Borrower and the Guarantors will not have (and has no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23                          Casualty Events.  Since January 1, 2012, neither the business nor any Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign Governmental Authority, riot, activities or armed forces or acts of God or of any public enemy.

Section 7.24                          Material Agreements.  Set forth on Schedule 7.24 hereto or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.24, is a complete and correct list of all material agreements and other instruments maintained by the Borrower  and the Subsidiaries setting forth each counterparty thereto (other than the Loan Documents, exploration and/or development agreements and joint operating agreements to which the Borrower or any Subsidiary is a party) relating to the purchase, transportation by pipeline, gas processing, marketing, development, sale and supply of Hydrocarbons, farmout arrangements, contract operating agreements or other material contracts (excluding oil and gas leases of the Borrower or any Subsidiary and joint operating agreements to which the Borrower or any Subsidiary is a party) to which the Borrower or any Subsidiary is a party or by which its Properties are bound, in each case for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect (collectively “Material Agreements”) and copies of such documents have been provided to the Administrative Agent.  All such agreements are in full force and effect and neither the Borrower nor any Subsidiary is in default thereunder, nor is there any uncured default by any Affiliate predecessor in interest to the Borrower or any Subsidiary or, to the Borrower’s knowledge, by any predecessor in interest to the Borrower or any Subsidiary (other than an Affiliate predecessor) or counterparty thereto, nor has the Borrower or any Subsidiary altered any material item of such agreements since the Effective Date without the prior written consent of the Lenders.

Section 7.25                          No Brokers.  No Person is entitled to any brokerage fee or finder’s fee or similar fee or commission in connection with arranging the Loans contemplated by this Agreement.

Section 7.26                          Reliance.  In connection with the negotiation of and the entering into this Agreement, the Borrower and each Subsidiary acknowledges and represents that none of the Lenders, the Administrative Agent or any representative of any of the foregoing is acting as a fiduciary or financial or investment advisor for it; it is not relying upon any representations (whether written or oral) of such Persons; it has consulted with its own legal, regulatory, tax, business investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by any Lender, the Administrative Agent or any representative of any of the foregoing; it has not been given by any Lender, the Administrative Agent or any representative of any of the foregoing (directly or indirectly through any other Person) any advice, counsel, assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement or the transactions contemplated hereby; and it is entering into this Agreement and the other Loan Documents with a full understanding of all of the risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks.

Section 7.27                          Payments by Purchasers of Production.  All proceeds from the sale of the Borrower’s and each Subsidiary’s interests in Hydrocarbons from its Oil and Gas Properties are currently being paid in full by the purchaser thereof on a timely basis and at prices and terms comparable to market prices and terms generally available at the time such prices and terms were negotiated for oil and gas production from producing areas situated near such Oil and Gas Properties, and none of such proceeds are currently being held in suspense by such purchaser or any other Person.

Section 7.28                          Existing Accounts Payable.  As of the Effective Date, set forth on Schedule 7.28 hereto is a complete and correct list of all existing accounts payable of the Borrower and its Subsidiaries that are more than sixty (60) days past due.

Section 7.29                          Foreign Corrupt Practices.  Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.30                          Money Laundering.  The operations of the Borrower and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

Section 7.31                          OFAC.  Neither the Borrower, its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and neither the Borrower nor any Subsidiary will directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE VIII
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 8.01       Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)            Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than (120) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations (and, as the balance sheet and statements of operations, accompanied by consolidated schedules), shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants of recognized national or regional standing reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), and certified by one of its Financial Officers, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)            Quarterly Financial Statements.  Within sixty (60) days after the end of each fiscal quarter of each fiscal year of the Borrower, a consolidated balance sheet, income statement and statement of the cumulative cash flows of the Borrower and its Consolidated Subsidiaries for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, prepared by the Borrower and accompanied by a certification of a Responsible Officer of the Borrower, dated the date of the delivery of the financial statements to the Administrative Agent and each Lender, and further certifying that no Default exists under this Agreement and that such financial statements present fairly in all material respects the financial position and results of operations of the Borrower in accordance with GAAP, subject to normal year‑end adjustments and the absence of footnotes (other than those reasonably required to explain financial data).

(c)            Certificate of Financial Officer – Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of the a Financial Officer in substantially the form of Exhibit D attached hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.14 and Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) if, at any time, the Borrower has any Consolidated Subsidiaries, setting forth consolidating spreadsheets that show all Consolidated Subsidiaries and eliminating entries, in such detail as would be provided to the auditors of the Borrower.

(d)            Certificate of Accounting Firm – Defaults.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

(e)            Certificate of Financial Officer – Hedging Agreements.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in substantially the form of Exhibit G attached hereto, setting forth as of the last Business Day of such fiscal quarter or fiscal year, as the case may be, a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark‑to‑market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)            Certificate of Insurer – Insurance Coverage.  Promptly following any request therefor by the Administrative Agent or any Lender, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g)            Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower, or the board of directors of the Borrower, to such letter or report.

(a)            SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h)            Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)            Lists of Purchasers.  Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary produced from the Oil and Gas Properties of the Borrower or its Subsidiaries included in the latest Reserve Report.

(j)            Notice of Sales of Oil and Gas Properties.  In the event the Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any of its Oil or Gas Properties or any Equity Interests in the Borrower in accordance with Section 9.11, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

(k)            Notice of Casualty Events.  Prompt written notice, and in any event within three (3) Business Days of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l)            Information Regarding the Borrower and Guarantors.  Prompt written notice (and in any event within ten Business Days prior thereto) of any change (i) in the Borrower’s or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower’s or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is organized or formed, (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization and (v) in the Borrower’s or any Guarantor’s federal taxpayer identification number.

(m)            Other Reports.  The Borrower shall prepare and provide the Lenders and Administrative Agent the following reports:

(i) concurrently with any delivery of financial statements under Section 8.01(a), a 12 month budget for the Borrower and its Subsidiaries for the current fiscal year prepared by the management of the Borrower;

(ii)  on a quarterly basis by the 45th day after the end of each fiscal quarter of the Borrower, an updated report setting forth the forecasted Capital Expenditure budget for the Borrower and its Subsidiaries for the following twelve (12) month period; and

(iii) such other information as the Administrative Agent may reasonably request, including each of the following to the extent available: an unaudited income statement, a consolidated balance sheet and a statement of cash flow (with such statement to show any variations from the budget previously delivered), copies of the Borrower’s and each Subsidiary’s bank account statements, statement of expenses for the preceding month, notice of any material changes with regard to oil and gas prices received, contracts or production expenses or any material litigation affecting the operation of the Oil and Gas Properties of the Borrower or its Subsidiaries.

(n)            Notices of Certain Changes.  Subject to Section 9.20, promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the Organizational Documents, any preferred stock designation or any other organizational document of the Borrower or any Subsidiary.

(o)            Notice of Purchase of Oil and Gas Properties.  In the event the Borrower  or any Subsidiary acquires Oil and Gas Properties having an acquisition cost in excess of $1,000,000 (which amount shall be applied on an acquisition by acquisition basis, but continuing as one acquisition any group of properties that are part of a single transaction or a series of related transactions), the Borrower shall deliver promptly, but in any event within forty‑five (45) days after the end of each fiscal quarter in which such acquisition occurred, to the Administrative Agent a list of all Oil and Gas Properties of the Borrower and its Subsidiaries (including each such newly acquired Oil and Gas Property) not subject to a Lien of the Security Instruments at the time of delivery of such list to the Administrative Agent, in substantially the form of Exhibit I attached hereto.

(p)            Non‑Consent Election.  Written notice of any non-consent election within five (5) Business Days after the Borrower’s or any Subsidiary’s election to withhold consent to participate in any wells located on any of the Oil and Gas Properties.

(q)            Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower compliance with the terms of this Agreement or any other Loan Document, in each case, as the Administrative Agent or any Lender may reasonably request.

Section 8.02           Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)            the occurrence of any Default or threatened Default under this Agreement or any of the other Loan Documents;

(b)            the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower, any Subsidiary or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)            any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03           Existence; Conduct of Business.  The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04            Payment of Obligations.  The Borrower will, and will cause each Subsidiary to,  pay its obligations, including Tax liabilities and payables with rights to mechanic and materialman liens, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Subsidiary.

Section 8.05           Performance of Obligations under Loan Documents.  The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

Section 8.06           Operation and Maintenance of Properties.  The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)            operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b)            keep, preserve and maintain all Property that is material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including all equipment, machinery and facilities;

(c)            promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with customary industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d)            promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub‑leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties; and

(e)            operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

Section 8.07          Insurance.  The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance (a) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (b) in accordance with all Governmental Requirements.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and “loss payees”, as applicable, and provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent.

Section 8.08         Books and Records; Inspection Rights.  The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.09          Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10            Environmental Matters.

(a)            The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release any Hazardous Material on, under, about or from such Property or any other property offsite from such Property to the extent caused by the Borrower’s or any Subsidiary’s operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of such Property, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of such Property, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause each Subsidiary to conduct, its operations and business in a manner that will not expose such Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)            The Borrower will promptly, but in no event later than five (5) days of the occurrence of any of the following, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $200,000, not fully covered by insurance, subject to normal deductibles.

(c)            The Borrower will, and will cause each Subsidiary to, undertake reasonable environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders (i) if the Administrative Agent reasonably believes (A) that there has been a Release of Hazardous Materials or (B) non‑compliance with an Environmental Law has occurred, and that such an event could reasonably be expected to cause a Material Adverse Effect (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any Oil and Gas Properties or other Properties of the Borrower and its Subsidiaries

(d)            To the extent the Borrower is not the operator of any Property, the Borrower will use reasonable efforts to cause the operator to comply with this Section 8.10.

Section 8.11      Further Assurances.

(a)            The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, if any, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any defect, error or inaccuracy in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)            The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Properties without the signature of the Borrower or any Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.  The Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” of the applicable party or words of similar effect as may be required by the Administrative Agent.

Section 8.12           Reserve Reports.

(a)            Commencing on May 15, 2013 and on or before each November 15 and May 15 thereafter and in connection with any Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report (both in .pdf and Aries .mbd file format) evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding August 31st and February 28th or the relevant date established for purposes of the Interim Redetermination, as applicable.  The Reserve Report shall be prepared by one or more Approved Petroleum Engineers evaluating the Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves for the Oil and Gas Properties of the Borrower and its Subsidiaries.  In connection with each Reserve Report, the Borrower shall provide the Administrative Agent and the Lenders with (i) monthly lease operating statements (including production volumes, volumes sold, sales revenues and price per volume, ad valorem, severance and production taxes and lease operating expenses) for the 12-month period ending on the effective date of the Reserve Report and for all full calendar months ending after such effective date through the date the Reserve Report is delivered to the Administrative Agent and the Lenders, covering all Proved Developed Producing Reserves of the Borrower, and (ii) a statement identifying any Proved Developed Producing Reserves that are not included in the Reserve Report.

(b)            With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer, in substantially the form of Exhibit H attached hereto, certifying that: (i) the data contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and its Subsidiaries own good and defensible title to the Hydrocarbon Interests in the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the Effective Date or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Effective Date and (vi) attached thereto is a schedule of the proved Oil and Gas Properties of the Borrower and its Subsidiaries evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value (by NPV) of such Mortgaged Properties represent in compliance with Section 8.12(b).

Section 8.13                          Title Information.

(a)            On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 80% (by NPV) of the total Proved Reserves attributable to the Oil and Gas Properties evaluated in such Reserve Report, with such 80% first being satisfied from Proved Developed Producing Reserves, next from Proved Developed Nonproducing Reserves and thereafter from Proved Undeveloped Reserves.

(b)            If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within forty‑five (45) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% (by NPV) of the Oil and Gas Properties evaluated by such Reserve Report.

(c)            If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 45‑day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% (by NPV) of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Lenders are not satisfied with title to any Mortgaged Property after the 45‑day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% (by NPV) of the Oil and Gas Properties evaluated in the most recent Reserve Report.  This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14          Additional Collateral; Additional Guarantors.

(a)            In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as contemplated by Section 8.12(b)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% (by NPV) of the Oil and Gas Properties evaluated in the most recently completed Reserve Report, with such 80% first being satisfied from Proved Developed Producing, next from Proved Developed Nonproducing Reserves and thereafter from Proved Undeveloped Reserves.  In the event that the Mortgaged Properties do not satisfy such 80% (by NPV), then the Borrower shall, and shall cause each Subsidiary to, grant, within forty‑five (45) days of delivery of the certificate required under Section 8.12(b), to the Administrative Agent as security for the Indebtedness a first‑priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Borrowing Base Properties will satisfy such 80% (by NPV).  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b)            In the event that the Borrower or any of its Subsidiary forms or acquires any Subsidiary, the Borrower or such Subsidiary shall promptly cause such new Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement.  In connection with any such guaranty, the Borrower or such Subsidiary shall, or shall cause such new Subsidiary to, (i) execute and deliver a supplement to the Guaranty Agreement executed by such new Subsidiary, (ii) pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 8.15          ERISA Compliance.  The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service of the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, and immediately upon becoming aware of the occurrence of any “prohibited transaction” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

Section 8.16         Marketing Activities.  The Borrower will not, and will not permit any Subsidiary to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from its proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower or any Subsidiary that the Borrower or any Subsidiary has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17         Hedging Agreements.  Subject to Section 9.18, during the term of this Agreement, Borrower shall maintain Hedging Agreements that satisfy the following requirements: (i) the Hedging Agreements shall be implemented pursuant to a hedging strategy  satisfactory to the Administrative Agent, (ii) the Hedging Agreements shall be with an Approved Counterparty, and (iii)  the Hedging Agreements shall, in the aggregate, cover at least forty-five percent (45%) of estimated Hydrocarbons to be produced during a rolling 24-month period from the Proved Developed Producing Reserves reflected in the most recent Reserve Report.  Notwithstanding the foregoing, the Lenders and the Administrative Agent acknowledge that the Borrower does not maintain any Hedging Agreement as of the Effective Date and shall not be required to satisfy in full the requirements of this Section 8.17 until the expiration of the 120th day after the Effective Date; provided, however, that (i) within 30 days of the Effective Date the Borrower shall maintain Hedging Agreements coveting at least fifteen percent (15%) of estimated Hydrocarbons to be produced during a rolling 24-month period from the Proved Developed Producing Reserves reflected in the Initial Reserve Report, and (ii) 60 days of the Effective Date the Borrower shall maintain Hedging Agreements coveting at least thirty percent (30%) of estimated Hydrocarbons to be produced during a rolling 24-month period from the Proved Developed Producing Reserves reflected in the Initial Reserve Report.

Section 8.18         Operating Accounts.  The Borrower will, and will cause each Subsidiary to, maintain all of its bank accounts with Administrative Agent.  The Borrower and each Subsidiary will cause all of its receipts to be paid directly into one or more operating or other accounts maintained with the Adminstrative Agent by the payors thereof, including by instructing the first purchasers of production or the operators, as applicable, of the Borrower’s and each Subsidiary’s Properties to pay the proceeds of the sales of production from any and all of the Borrower’s and each Subsidiary’s Properties into such account and by agreeing with any and all counterparties to any Hedging Agreement with the Borrower or its Subsidiaries that any proceeds due the Borrower from such Hedging Agreement shall be deposited in such account.

ARTICLE IX
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 9.01          Financial Covenants.

(a)            Total Funded Debt to EBITDAX. The Borrower will not, at any time, permit its ratio of Total Funded Debt as of such time to EBITDAX to be greater than or equal to 3.5 to 1.0, determined at the fiscal year ending August 31, 2012, and each fiscal quarter thereafter.

(b)            Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) current assets (excluding current assets resulting from requirements of ASC Topic 815) plus unused availability under the total Commitments (but only to the extent that the conditions to borrowing are able to be met at such time) to (ii) current liabilities (excluding the current portion of the sum of each Lender’s Commitment and current liabilities resulting from the requirements of ASC Topic 815), determined at the end of fiscal year ending August 31, 2012, and each quarter thereafter, to be less than 1.0 to 1.0.

(c)            Ratio of EBITDAX to Interest and Fees.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of EBITDAX divided by 4 to the sum of interest expense for such fiscal quarter, to be less than or equal to 3.5 to 1.0, determined at the end of the fiscal year ending August 31, 2012, and each quarter thereafter.

(d)            Ratio of Total Funded Debt to Total Capitalization.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of its Total Funded Debt as of such time to its Total Capitalization as of such time to be greater than or equal to 0.35 to 1.0.

Section 9.02           Debt.  The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)            the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents;

(b)            endorsements of negotiable instruments for collection in the ordinary course of business;

(c)            other unsecured Debt not to exceed $200,000 in the aggregate any one time outstanding; and

(d)            Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties.

Section 9.03          Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Property (now owned or hereafter acquired), except:

(a)            Liens securing the payment of any Indebtedness; and

(b)            Excepted Liens.

Section 9.04           Dividends and Distributions.  The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its to its shareholders or make any distribution of its Property to its Equity Interest holders.

Section 9.05           Investments, Loans and Advances.  The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)            accounts receivable arising in the ordinary course of business;

(b)            direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(c)            commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s;

(d)            deposit accounts or deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any other Person at any office located in the United States which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(e)            deposits in money market funds investing exclusively in Investments described in Section 9.05(b), Section 9.05(c) or Section 9.05(d);

(f)            investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm‑out, farm‑in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the onshore continental boundaries of the United States of America;
(g)            investments in direct ownership interests in, or, subject to Section 9.15, to acquire new Subsidiaries that own, additional Oil and Gas Properties and all other assets related to the business permitted under Section 9.06;

(h)            investments made by any Guarantor in or to the Borrower or any other Guarantor;

(i)            entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons; provided, however, that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.02; and

(j)            other Investments not to exceed $200,000 in the aggregate at any time.

Section 9.06         Nature of Business.  The Borrower will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.  From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the onshore continental boundaries of the United States.

Section 9.07         Limitation on Leases.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including any residual payments at the end of any lease, to exceed $100,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08         Proceeds of Notes.  The Borrower will not, and will not permit any Subsidiary to, use the proceeds of the Notes for any purpose other than those permitted by Section 7.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate section 7(a) of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U‑1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09       ERISA Compliance.  The Borrower will not, and will not permit any Subsidiary to, at any time:

(a)            engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code if such penalty or liability could reasonably be expected to result in a Material Adverse Effect.

(b)            Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidairy or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to result in a Material Adverse Effect.

(c)            contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10         Mergers, Etc.  The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired), or liquidate or dissolve; provided that any Subsidiary may participate in a consolidation with (i) the Borrower so long as the Borrower shall be the continuing or surviving entity or (ii) any other Subsidiary (provided that if one of such Subsidiaries is a wholly-owned Subsidiary, then the surviving Person shall be a wholly-owned Subsidiary).

Section 9.11       Sale of Properties.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm‑out, convey or otherwise transfer (including through the sale of a production payment or overriding royalty interest) any of its Oil and Gas Properties except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts or similar arrangements related to undeveloped acreage and assignments in connection with such farmouts or similar arrangements; provided that any farmouts or similar arrangements that relate to Oil and Gas Property included in the most recently delivered Reserve Report shall require the approval of the Administrative Agent if such farmouts or similar arrangements over any rolling 12-month period relate to Oil and Gas Properties that have an NPV in excess of five percent (5%) of the Borrowing Base then in effect, but such consent shall only be required for those farmouts or similar arrangements in excess of such amount; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or any Subsidiary or that is replaced by equipment of at least comparable value and use; (d) the sale or other disposition (including Casualty Events and any indirect sale of properties by the sale of a Subsidiary) of any Oil and Gas Property or any interest therein; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein subject to such sale or other disposition (as reasonably determined by the board of directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) if such Oil and Gas Property was included in the most recently delivered Reserve Report and has a fair market value in excess of $200,000, individually or in the aggregate, the Borrowing Base shall automatically be reduced pursuant to Section 2.07(f)(ii), by an amount equal to the value, if any, assigned such Oil and Gas Property in the most recently delivered Reserve Report and (iv) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; (e) the disposition of Oil and Gas Properties in exchange for fair consideration in the form of either (i) other Oil and Gas Properties of a similar use or purpose or (ii) an operator’s commitment to drill an oil or natural gas well; provided that in the case of each of subclauses (i) and (ii) above, the consideration received is of equivalent or greater fair market value as the properties being disposed of (as reasonably determined by the board of directors of the Borrower) and, to the extent applicable, the Borrower has delivered title information and mortgages covering the Oil and Gas Properties received by the Borrower as may be required pursuant to Section 8.13 and Section 8.14; and sales and other dispositions of Properties not regulated by Section 9.11(a) to Section 9.11(e) having a fair market value not to exceed five percent (5%) of the Borrowing Base then in effect during any twelve (12) month period.  If following any Redetermination Date (and prior to the next Redetermination Date), the Borrower and its Subsidiaries, in the aggregate, directly or indirectly sells (whether through one or more transactions) Oil and Gas Properties having a borrowing base value equal to or in excess of ten percent (10%) of the aggregate borrowing base value of all Oil and Gas Properties of the Borrower and its Subsidiaries, as determined by the Administrative Agent based upon the most recent Reserve Report, the Required Lenders shall have the right to request an additional Borrowing Base determination in accordance with Section 2.07(b).  The Administrative Agent shall reasonably cooperate with Borrower, at Borrower’s cost and expense, to promptly provide a release of lien for any Oil and Gas Property that is being transferred or conveyed by the Borrower or its Subsidiaries in accordance with this Section 9.11, provided that Borrower provides the Administrative Agent with any documents or certificates reasonably requested by the Administrative Agent to establish compliance with this Section 9.11.

Section 9.12                          Environmental Matters.  The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Properties to be in violation of, or do anything or permit anything to be done which will subject any such Properties to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial work could reasonably be expected to have a Material Adverse Effect.

Section 9.13                          Material Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into or amend or otherwise modify any Material Agreement or any other contract or agreement that involves an individual commitment from such Person of more than $200,000 in the aggregate in any twelve (12) month period, except for contracts for the acquisition and/or development of Oil and Gas Properties.

Section 9.14                          Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service or the making of any loan, with any Affiliate (other than a Guarantor) or shareholder of the Borrower unless such transactions are otherwise permitted under this Agreement and are upon terms no less favorable to it than it would obtain in a comparable arm’s length transaction with an independent third party.

Section 9.15                          Subsidiaries.  The Borrower shall not, and will not permit any Subsidiary to, create or acquire any Subsidiary without the prior written consent of the Administrative Agent, which consent shall not to be unreasonably withheld; provided that any such consent shall be conditioned on such amendments and conditions precedents as the Administrative Agent and the Required Lenders shall reasonably require, including, without limitation, that the Borrower, contemporaneously with the formation or acquisition of such Subsidiary, (a) cause such new Subsidiary to become a Guarantor to guarantee the Indebtedness and deliver to the Administrative Agent (x) an executed supplement or assumption agreement to the Guaranty Agreement in form and substance reasonably acceptable to the Administrative Agent, and (y) an executed supplement or assumption agreement to the Security Agreement, (b) pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such new Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (c) execute and deliver, or cause to be delivered, such other additional closing documents, certificates, tribal consents and legal opinions as shall be requested by the Administrative Agent.

Section 9.16                          Negative Pledge Agreements.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, or Capital Leases creating Liens permitted by Section 9.03) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Properties in favor of the Administrative Agent and the Lenders or which requires the consent of or notice to other Persons in connection therewith.

Section 9.17                          Gas Imbalances, Take‑or‑Pay or Other Prepayments.  The Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take‑or‑pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any of its Subsidiaries that would require the Borrower or a Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed two percent (2%) of the Borrower’s Proved Reserves of natural gas (on an mcf equivalent basis) in the aggregate.

Section 9.18         Hedging Agreements.     The Borrower shall neither assign, terminate, unwind nor sell any Hedging Agreements listed on Schedule 7.20. The Borrower shall not enter into Hedging Agreements in respect of commodities other than Hydrocarbons.  In the case of Hydrocarbons, the Borrower shall not enter into Hedging Agreements if the effect thereof would be to cause the notional volumes of all Hedging Agreements and additional fixed price physical off take contracts, in the aggregate, to exceed (i) 85% of the projected production from the Borrower’s Proved Developed Producing Reserves reflected in the most recently completed Reserve Report for any month continuing through and including the date that is twelve (12) months following the effective date of each such Hedging Agreement, (ii) 70% of the projected production from the Borrower’s Proved Developed Producing Reserves for any month beginning at the expiration of the period in clause (i) and continuing through and including the date that is twelve (12) months following such date, (iii) 60% of the projected production from the Borrower’s Proved Developed Producing Reserves for any month beginning at the expiration of the period in clause (ii) and continuing through and including the date that is twelve (12) months following such date and (iv) 50% of the projected production from the Borrower’s Proved Developed Producing Reserves for any month beginning at the expiration of the period clause (iii) and continuing through and including the date that is twelve (12) months following such date (it being understood that any put contracts entered into for non speculative purposes shall not count against the above limitation).  The Borrower shall not enter into Hedging Agreements converting interest rates.  The Borrower shall not post any collateral to secure Hedging Agreements, except as contemplated by the Loan Documents in the case of a Secured Hedging Counterparty.

Section 9.19          Sale and Leasebacks.  The Borrower will not, and will not permit any Subsidiary, to enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 9.20          Amendments to Organizational Documents.  Without the prior written consent of the Lenders, the Borrower will not amend, or permit to be amended, its Organizational Documents or waive any right or obligation of any Person thereunder except to the extent such amendment or waiver could not reasonably be expected to adversely affect the rights and benefits of the Administrative Agent, the Lenders and/or other secured parties under this Agreement or any other Loan Document.

ARTICLE X
Events of Default; Remedies
Section 10.01          Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)            the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)            the Borrower shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents;

(e)            the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, beyond any period of grace provided with respect thereto;

(f)            any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due (after taking into account any applicable period of grace with respect thereto), or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or an event or condition requires the Borrower to make an offer in respect thereof;

(g)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty‑five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)            the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)            the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)            (i) one or more judgments for the payment of money in an aggregate amount in excess of $200,000 (to the extent not covered by independent third party insurance provided by insurers acceptable to the Administrative Agent as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non‑monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Subsidiary or any combination thereof and, in either such case, the same shall remain undischarged for a period of forty‑five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(k)            the Borrower or an ERISA Affiliate is not in compliance with all material respects with ERISA and, where applicable, the Code regarding each Plan, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(l)            the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or its Affiliates shall so state in writing;

(m)            a Change in Control shall occur;

(n)            a failure to cure a Borrowing Base Deficiency as outlined in Section 3.04(c)(i) or (ii); and

(o)            an “Event of Default”, “Termination Event” or “Additional Termination Event” (other than an “Event of Default”, “Termination Event” or “Additional Termination Event” associated with a breach thereof by a Lender) shall occur under any Hedging Agreement between the Borrower and any Lender or Affiliate of any Lender (in each case after giving effect to any applicable grace periods).

Section 10.02         Remedies.

(a)            In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and such Notes and the principal of such Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under such Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)            In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)            All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of all other Indebtedness;

(v) fifth, to serve as cash collateral to be held by the Administrative Agent to secure LC Exposure; and

(vi) sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Section 10.03    Limitation on Rights and Waivers.  All rights, powers and remedies herein conferred shall be exercisable by Administrative Agent and any other Secured Party only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE XI
The Administrative Agent
Section 11.01       Appointment; Powers.  Each of the Lenders and each Issuing Bank hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02      Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03       Action by Administrative Agent.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Lenders and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Issuing Banks and the Lenders hereby waive the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05     Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06        Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Lenders.  Upon any such resignation or removal, the Lenders shall have the right, in consultation with the Borrower (provided no Event of Default then exist), to appoint a successor.  If no successor shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Issuing Banks and Lenders, appoint a successor Administrative Agent.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07       Administrative Agent as Lender.  Each Person serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent hereunder.

Section 11.08        No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Faegre Baker Daniels is acting in this transaction as counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding;

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10     Authority of Administrative Agent to Release Collateral and Liens.  Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

ARTICLE XII
Miscellaneous
Section 12.01        Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:

(i) if to the Borrower, to it at: Synergy Resources Corporation 20203 Highway 60 Platteville, CO 80651, Attention: Edward Holloway, CEO and Director (facsimile number 970-737-1073;

(ii) if to the Administrative Agent, to it at: Community Banks of Colorado, 3780 West 10th Street, Greeley, Colorado 80634, Attention: Sarah Burchett, Vice President (facsimile number 855-621-4025); and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth on its signature page to this Agreement or, if applicable, any Assignment and Assumption.

(b)            Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by facsimile shall be deemed to have been given when sent (except that, if not sent during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in Section 12.01(c), shall be effective as provided in Section 12.01(c).

(c)            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)            Any party hereto may change its address or facsimile transmission number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02     Waivers; Amendments.

(a)            No failure on the part of the Administrative Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b)        Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lenders or by the Borrower and the Administrative Agent with the consent of the Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the written consent of each Lender (other than any Defaulting Lender), or modify Section 2.07 in any manner without the consent of each Lender (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.14, without the written consent of each Lender (other than any Defaulting Lender), or (vii) change any of the provisions of this Section 12.02(b) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.  Notwithstanding the foregoing, any supplement to Schedule 7.24 (Material Agreements) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03      Expenses, Indemnity; Damage Waiver.

(a)            The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Lenders, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the credit facilities provided for herein, the investigation, preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all reasonable out‑of‑pocket expenses incurred by any Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)            THE BORROWER AND THE GUARANTORS SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER  OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF

ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT ISSUED BY SUCH ISSUING BANK IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON‑COMPLIANCE, NON‑DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON‑COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF IT SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT

ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c)            To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d)            To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)            All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04   Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)   the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, is to any other assignee; and

(B)   the Administrative Agent and Issuing Bank, provided that no consent of the Administrative Agent or Issuing Bank shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)   Assignments shall be subject to the following additional conditions:

(A)   except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower, the Administrative Agent and the Issuing Banks otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)   each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)   the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing fee of $3,500; and

(D)   the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any information reasonably requested by the Administrative Agent in connection with its duties hereunder.

(iii)   Subject to Section 12.04(b)(iv) and the acceptance thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s providing any information reasonably requested by the Administrative Agent in connection with its duties hereunder, the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)          (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, including to a trustee or other pledgee, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state, or to meet the requirements of any exemption to such registration or qualification requirements.

(f)            Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would be to an Affiliate of the Borrower.

Section 12.05        Survival; Revival; Reinstatement.

(a)            All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)            To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06        Counterparts; Integration; Effectiveness.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)            This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)            Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 12.07    Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the remaining provisions hereof and thereof shall remain in full force and effect and shall be liberally construed to carry out the provisions and intent hereof and thereof; provided, that if any one or more of the provisions contained in this Agreement or any other Loan Document shall be determined or held to be invalid or unenforceable because such provision is overly broad as to duration, geographic scope, activity, subject or otherwise, such provision shall be deemed amended (and any court or other tribunal is hereby authorized to reform this Agreement accordingly) by limiting and reducing it to the minimum extent necessary to make such provision valid and enforceable; provided further, that the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09      Governing Law; Jurisdiction; Consent to Service of Process.

(a)            THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)            ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF COLORADO LOCATED IN THE COUNTY OF DENVER OR THE COLORADO DISTRICT COURT FOR THE UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON‑EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)            EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)            EACH PARTY HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11     Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to potential investors, rating agencies, and secured parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (c) to the extent requested by any regulatory authority, (d) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (e) to any other party to this

Agreement or any other Loan Document, (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower and its obligations, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non‑confidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower relating to the Borrower and its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non‑confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information (assuming such Person’s degree of care in maintaining the confidentiality of its own confidential information is reasonable).

Section 12.12    Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Colorado or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then, to the extent permitted by applicable law, the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13         Exculpation Provisions.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14     Collateral Matters; Hedging Agreements.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to any Secured Hedging Agreement on a pro rata basis in respect of any obligations of the Borrower.

Section 12.15     No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Banks to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document (except to the extent it is a party thereto) against the Administrative Agent, any Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries other than Secured Hedging Counterparties.

Section 12.16      USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 12.17       Existing Credit Agreement.  This Agreement amends and restates the Existing Credit Agreement in its entirety.  On the date of the initial funding of Loans hereunder, all amounts outstanding under the Existing Credit Agreement shall be paid in full with the proceeds of such Loans and the “Commitments” (as defined in the Existing Credit Agreement) thereunder shall be terminated.  Each Lender that was a party to the Existing Credit Agreement hereby agrees to return to the Borrower, with reasonable promptness, any note delivered by the Borrower to such Lender in connection with the Existing Credit Agreement upon receipt of its new Note, if any, delivered pursuant to this Agreement.

[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER:	SYNERGY RESOURCES CORPORATION By: /s/ Edward Holloway Name: Edward Holloway Title: Chief Executive Officer

Signature Page to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:	COMMUNITY BANKS OF COLORADO, as Administrative Agent By: /s/ Sarah Burchett Name: Sarah Burchett Title: Vice President

Signature Page to Amended and Restated Credit Agreement

LENDERS:	COMMUNITY BANKS OF COLORADO, as a Lender By: /s/ Sarah Burchett Name: Sarah Burchett Title: Vice President

Signature Page to Amended and Restated Credit Agreement

COBIZ BANK, A COLORADO CORPORATION, DBA COLORADO BUSINESS BANK,
as a Lender

By: /s/ Dougls K. Derks_
Name:  Douglas K. Derks
Title:  Senior Vice President
Address:
Colorado Business Bank
Attn: Douglas Derks/Diane Bowen
15710 W. Colfax Ave.
Golden, CO 80401

Signature Page to Amended and Restated Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Kevin Donaldson
Name:  Kevin Donaldson
Title:  Senior Vice President
Address:
Amegy Bank National Association
4400 Post Oak Parkway
Houston, Texas 77027

Signature Page to Amended and Restated Credit Agreement

ANNEX I
 LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount	Amount of Commitment on the Effective Date
Community Banks of Colorado	46.8085%	$70,212,750	$22,000,000
CoBiz Bank, a Colorado corporation, dba Colorado Business Bank	21.2766%	$31,914,900	$ 10,000,000
Amegy Bank National Association	31.9149%	$47,872,350	$15,000,000
TOTAL	100.0000%	$150,000,000	$47,000,000

Annex I – 1

EXHIBIT A
 FORM OF NOTE
$[ ]	[ ], 201[ ]
FOR VALUE RECEIVED, Synergy Resources Corporation, a Colorado corporation (the “Borrower”), hereby promises to pay to [          ] (the “Lender”), or its assigns, at the principal office of  Community Banks of Colorado, a division of NBH Bank (the “Administrative Agent”), at [_____], the principal sum of [_______________] dollars ($[____________]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.
This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of November 28, 2012 among the Borrower, the Administrative Agent, and the other lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
This Note (a) is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents, and (b) is secured by and entitled to the benefits of certain Security Instruments (as identified and defined in the Credit Agreement).  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.
If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Borrower agrees to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.
The Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

A-1

In no event shall the interest payable under this Note, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.
SYNERGY RESOURCES CORPORATION

By:     _______________________________________________
Name:
Title:

A-2

EXHIBIT B
 FORM OF BORROWING REQUEST
[                   ], 201[   ]
Synergy Resources Corporation, a Colorado corporation (the “Borrower”), pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of November 28, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Community Banks of Colorado, a division of NBH Bank, N.A., as Administrative Agent and the other lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:
(i)            Aggregate amount of the requested Borrowing is $[____________];
(ii)            Date of such Borrowing is [________________], 201[__];
(iii)            Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
(iv)            In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [______________];
(v)            Amount of Borrowing Base in effect on the date hereof (or Aggregate Maximum Credit Amounts, if such amount is less than the Borrowing Base in effect on the date hereof) is $[_______________];
(vi)            Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[_____________]; and
(vii)            Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[________________]; and
(viii)            Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:
[________________________ ]
[________________________ ]
[________________________ ]
[________________________ ]
[________________________ ]
(ix)            The Borrower hereby warrants and represents to Administrative Agent and the Lenders that the following statements are true and correct as of the date of this Borrowing Request:
a.            Each of the documents previously delivered to Administrative Agent pursuant to Section 6.01 and Section 6.02 of the Credit Agreement, as applicable, are in full force and effect and have not been terminated, amended or modified except in accordance with the Credit Agreement;
B-1

b.            The representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of the requested Borrowing, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;
c.            Except as set forth in Exhibit A, attached hereto, there is and, after giving effect to the requested Borrowing, there will be no Default or any event which with notice or the passage of time would become an Event of Default under the Credit Agreement or any of the other Loan Documents;
d.            At the time of and immediately after giving effect to this Borrowing, no Material Adverse Effect shall have occurred;
e.            To the knowledge of the Borrower, the making of this Borrowing would not conflict with, or cause Administrative Agent or any Lender to violate or exceed, any applicable Governmental Requirement, and no change in law shall have occurred;
f.            No litigation shall be pending or threatened, which does or, seeks to, enjoin, prohibit or restrain, the making or repayment of any Borrowing or any participations therein or the consummation of the transactions contemplated by the Credit Agreement or any other Loan Document; and
g.            The amount of the Borrowing requested exceeds [minimum amount of one hundred thousand dollars ($1,000,000)] except to the extent a lesser amount remains available under the Credit Agreement.
The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants in such capacity and on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.
SYNERGY RESOURCES CORPORATION

By: _______________________________
Name:
 Title:
By:  _______________________________
Name:
Title:
B-2

EXHIBIT C
 FORM OF INTEREST ELECTION REQUEST
[                ], 201[   ]
Synergy Resources Corporation, a Colorado corporation (the “Borrower”), pursuant to Section 2.04 of the Amended and Restated Credit Agreement dated as of November 28, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower,  Community Banks of Colorado, a division of NBH Bank, N.A., as Administrative Agent and the lenders referenced therein (the “Lenders”) (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
(i)            The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [____________];
(ii)            The effective date of the election made pursuant to this Interest Election Request is [____________], 201[__];[and]
(iii)            The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]
[(iv)            [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [___________]].
The undersigned certifies that he/she is the [_____________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants in such capacity and on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.
SYNERGY RESOURCES CORPORATION

By:  _______________________________________________
Name:
Title:
C-1

EXHIBIT D
FORM OF
 COMPLIANCE CERTIFICATE
The undersigned officer executing this certificate on behalf of Synergy Resources Corporation, a Colorado corporation (the “Borrower”), certifies that he/she is the [                  ] of the Borrower and that as such he/she is authorized to execute this certificate.  Reference is made to that certain Amended and Restated Credit Agreement dated as of November 28, 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Credit Agreement”) among the Borrower, Community Banks of Colorado, as Administrative Agent, and the lenders referenced therein (the “Lenders”).  Terms used but not defined herein shall have the meanings given them in the Credit Agreement and all section references herein refer to sections of the Credit Agreement. This certificate is being delivered pursuant to Section 8.01(c) of the Credit Agreement. The Borrower hereby certifies that:
(a)            The representations and warranties of the Borrower contained in Article VII of the Credit Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Lenders have expressly consented in writing to the contrary.
(b)            The Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].
(c)            Since the date of the Credit Agreement, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower which could reasonably be expected to have a Material Adverse Effect [or specify event].
(d)            There exists no Default or Event of Default [or specify Default and describe].
(e)            Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 and Section 8.14(a) as of the end of the [fiscal quarter][fiscal year] ending [____________].
EXECUTED AND DELIVERED this [______] day of [_______________].
SYNERGY RESOURCES CORPORATION

By:     __________________________________________________
Name:
Title:            Chief Financial Officer

D-1

EXHIBIT E
 SECURITY INSTRUMENTS

1.	Amended and Restated Pledge and Security Agreement, dated November 28, 2012, executed by Synergy Resources Corporation and Community Banks of Colorado, as Administrative Agent.

2.
Amended and Restated Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated November 28, 2012, from Synergy Resources Corporation to the Public Trustee of Weld County, Colorado, the Public Trustee of Boulder County, Colorado and Community Banks of Colorado, as Administrative Agent.

3.	UCC-1 Financing Statement filed by Community Banks of Colorado, as Administrative Agent.

4.	Amendment to UCC-1 filed with the Colorado Secretary of State on December 1, 2011, at reception number 20112043646.

5.	Amendment to UCC-1 filed with the Colorado Secretary of State on December 1, 2011, reception number 20112043647.

E-1

EXHIBIT F
 FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:______________________________
2.	Assignee:______________________________ [and is an Affiliate/Approved Fund of [identify Lender]]
3.	Borrower:______________________________
4.	Administrative Agent:Community Banks of Colorado, as the Administrative Agent under the Credit Agreement
5.	Credit Agreement:The Amended and Restated Credit Agreement dated as of November 28, 2012 among Synergy Resources Corporation, the Lenders parties thereto, Community Banks of Colorado, as Administrative Agent, and the lenders referenced therein.

6.	Assigned Interest:
Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date:  _____________ ___, 201__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By:            ______________________________
Name:
Title:
ASSIGNEE

[NAME OF ASSIGNEE]

By:            ______________________________
Name:
Title:
Address of Assignee:

____________________________________
____________________________________
 ____________________________________

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

Community Banks of Colorado,
    as Administrative Agent

By:  _________________________________________________
Name:
 Title:
 Consented to:

Synergy Resources Corporation

By:   _________________________________________________
Name:
 Title:

ANNEX 1
Synergy Resources Corporation Amended and Restated Credit Agreement
STANDARD TERMS AND CONDITIONS FOR
 ASSIGNMENT AND ASSUMPTION
1.            Representations and Warranties.
1.1            Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.            Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Colorado.

EXHIBIT G
 FORM OF HEDGING AGREEMENTS CERTIFICATE
The undersigned officer executing this certificate on behalf of Synergy Resources Corporation, a Colorado corporation (the “Borrower”), certifies that he/she is the Chief Financial Officer of the Borrower, and that as such he/she is authorized to execute this certificate.  Reference is made to that certain Amended and Restated Credit Agreement dated as of November 28, 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Credit Agreement”) among the Borrower, Community Banks of Colorado, as Administrative Agent, and the lenders referenced therein (the “Lenders”).  Terms used but not defined herein shall have the meanings given them in the Credit Agreement and all section references herein refer to sections of the Credit Agreement. This certificate is being delivered pursuant to Section 8.01(e) of the Credit Agreement. The Borrower hereby certifies that set forth on Schedule 1 attached hereto is a true and complete list of all Hedging Agreements of the Borrower, including the type, term, effective date, termination date, notional amounts or volumes and any other material terms for each such Hedging Agreement.
EXECUTED AND DELIVERED this [__] day of ___________, 201[_].
SYNERGY RESOURCES CORPORATION

By:   ___________________________________________________
Name:
Title:              Chief Financial Officer

G-1

Schedule 1
Hedging Agreements Certificate

	Type	Term	Effective Date	Termination Date	Notional Amount or Volumes	Comments/Other
1.
2.
3.
4.
5.

G-2

EXHIBIT H
 FORM OF RESERVE REPORT CERTIFICATE
The undersigned officer executing this certificate on behalf of Synergy Resources Corporation, a Colorado corporation (the “Borrower”), certifies that he/she is the [                  ] of the Borrower, and that as such he/she is authorized to execute this certificate.  Reference is made to that certain Amended and Restated Credit Agreement dated as of November 28, 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Credit Agreement”) among the Borrower,  Colorado Community Banks, a division of NBH Bank, N.A., as Administrative Agent, and the lenders referenced therein (the “Lenders”).  Terms used but not defined herein shall have the meanings given them in the Credit Agreement and all section references herein refer to sections of the Credit Agreement. This certificate is being delivered pursuant to Section 8.12(b) of the Credit Agreement. The Borrower hereby certifies that:
(a)            The Borrower did not provide any statements or conclusions in the preparation of the [Initial]3  Reserve Report which were based upon or include misleading information or failed to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in the [Initial] Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
(b)            The Borrower owns good and defensible title to the Hydrocarbon Interests in the Oil and Gas Properties evaluated in the Reserve Report delivered herewith and such Properties are free of all Liens except for Liens permitted by Section 9.03 of the Credit Agreement.
[(c)            The Oil and Gas Properties to be mortgaged on the date hereof in connection with the Credit Agreement comply with the requirements of Section 8.12(b).]2
[(c)            Except as set forth on Schedule 1 attached hereto, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18.
(d)            Except as set forth on Schedule 1 attached hereto, no Oil and Gas Properties have been sold since the date of the last Borrowing Base determination.
(e)            Set forth on Schedule 1 attached hereto is a list of all marketing agreements effective on the date hereof.
(f)            Attached hereto is as Exhibit A is a list of the Oil and Gas Properties of the Borrower evaluated in the Reserve Report delivered herewith that are Mortgaged Properties which demonstrates compliance with Section 8.14(a)]

1 Use bracketed language for certificate delivered on Effective Date only.
2 Use this subsection (c) for certificate delivered on Effective Date only and delete for subsequent delivery of this and use subsections (c) to (f).

EXECUTED AND DELIVERED this [__] day of ___________, 201[_].
SYNERGY RESOURCES CORPORATION

By:     ________________________________________________
Name:  ______________________________________________
Title:      ______________________________________________

Schedule 1
Reserve Report Certificate

Gas Imbalances

Oil and Gas Properties Sold

Marketing Agreements

Exhibit A
Reserve Report Certificate

List of Mortgaged Properties
Reserve Report Effective Date:
Date Prepared:

PROPERTY DESCRIPTION						STATUS		RES RPT NPV10	TITLE						COMMENTS
									Per Review		Per Reserve Report		Per Mortgage		Date Added	Date Removed	Other
State	County	Location	Field	Lease	Well No.	Res Rpt	Currently		WI	NI	WI	NI	WI	NI

H-1

EXHIBIT I
LIST OF UNMORTGAGED PROPERTIES
Reserve Report Effective Date:
Date Prepared:

PROPERTY DESCRIPTION						STATUS		OWNERSHIP		COMMENTS
						PDP/PDNP/PUD	If PDP, Avg Daily Rate	Per Review
State	County	Location	Field	Lease	Well No.			WI	NI

I-1

SCHEDULE 7.05
 LITIGATION
None.

Section 7.05 -1

SCHEDULE 7.18
 GAS IMBALANCES
None.

Section 7.18 -1

SCHEDULE 7.19
 MARKETING CONTRACTS
None.

Section 7.19 -1

SCHEDULE 7.20
 HEDGING AGREEMENTS
None.

Section 7.20 -1

SCHEDULE 7.24
MATERIAL AGREEMENTS
1.            Purchase and Sale Agreement between Orr Energy, LLC, a Colorado limited liability company, as seller and Synergy Energy Resources, a Colorado corporation, as purchaser, dated October 23, 2012.

Section 7.24 -1

SCHEDULE 7.28
 EXISTING ACCOUNTS PAYABLE

See Attached.

Section 7.28 -1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is made and entered into effective as of February 12, 2013 (the “Effective Date”), by and between Synergy Resources Corporation, a Colorado corporation (“Borrower”), each of the Lenders party to the Credit Agreement (as defined below) (“Lenders”), and Community Banks of Colorado, a division of NBH Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and is as follows:

Preliminary Statements

A.            Lenders, the Administrative Agent and Borrower are parties to a Credit Agreement dated as of November 28, 2012 (the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.            The parties desire to make certain amendments to the Credit Agreement, all as more particularly set forth herein.

Statement of Amendment

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lenders, the Administrative Agent and Borrower hereby agree as follows:

1.            Amendments to Credit Agreement.  Subject to the terms and provisions of this Amendment, the Credit Agreement is hereby amended as follows:

(a)            The number set forth in clause (ii) of the definition of “LC Commitment” in Section 1.01 of the Credit Agreement is hereby amended to be “$15,000,000.”

(b)            Section 2.04(e) of the Credit Agreement (including the heading thereto) is hereby amended and restated in its entirety as follows:

“(e)            Effect of Events of Default on Interest Election.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.”
2.            Reaffirmation of Security.  Borrower, Lenders and the Administrative Agent hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Borrowing Base Properties.  Borrower ratifies and reaffirms any and all grants of Liens to Lenders and the Administrative Agent on the Borrowing Base Properties as security for the Obligations, and Borrower acknowledges and confirms that the grants of the Liens to Lenders and the Administrative Agent on the Borrowing Base Properties: (i) represent continuing Liens on all of the Borrowing Base Properties, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Borrowing Base Properties except to the extent of any Permitted Liens.

1

3.            Representations.  In connection with this Amendment, Borrower hereby represents and warrants to Lenders and the Administrative Agent as follows:

(a)            Power and Authority.  Borrower has full power and authority to enter into, and to perform its obligations under this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

(b)            Legal, Valid and Binding Obligation.  This Amendment constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(c)            Continued Representations and Warranties.  After giving effect to the amendments contained in this Amendment, Borrower’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

(d)            No Events of Default.  No Event of Default has occurred and is continuing.

4.            Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.  The existing Loan Documents, except as amended by this Amendment, shall remain in full force and effect, and each of them is hereby ratified and confirmed by Borrower, Lenders and the Administrative Agent.

5.            One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.  This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

2

6.            Captions.  The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

7.            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.            Entire Agreement.  This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.  At no time shall the prior or subsequent course of conduct by Borrower, Lenders or the Administrative Agent directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or remedies in connection with this Amendment or any of the documents, instruments and agreements executed in connection herewith, as Lenders, the Administrative Agent and Borrower agree that this Amendment shall only be amended by written instruments executed by Lenders, the Administrative Agent and Borrower.  Except to the extent that the Loan Documents are expressly amended by this Amendment, if there is any conflict, ambiguity, or inconsistency, in the Administrative Agent’s judgment, between the terms of this Amendment and any of the other Loan Documents, then the applicable terms and provisions, in the Administrative Agent’s judgment, providing Lenders and the Administrative Agent with greater rights, remedies, powers, privileges, or benefits will control.

9.            Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado (without regard to its conflicts of law principles). If any term of this Amendment is found invalid under Colorado law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

10.            WAIVER OF JURY TRIAL. BORROWER, LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]
3

IN WITNESS WHEREOF, Borrower, Lenders and the Administrative Agent have executed this Amendment by their duly authorized officers on the Effective Date.

BORROWER:

SYNERGY RESOURCES CORPORATION

By: /s/ Edward Holloway
      Edward Holloway, Chief Executive Officer

ADMINISTRATIVE AGENT:

COMMUNITY BANKS OF COLORADO

By: /s/ Sarah Burchett
      Sarah Burchett, Vice President

LENDERS:

COMMUNITY BANKS OF COLORADO

By: /s/ Sarah Burchett
      Sarah Burchett, Vice President

COBIZ BANK, A COLORADO CORPORATION
DBA COLORADO BUSINESS BANK

By: /s/ Douglas K. Derks
      Douglas K. Derks, Senior Vice President

AMEGY NATIONAL BANK ASSOCIATION

By: /s/ Kevin Donaldson
     Kevin Donaldson, Senior Vice President

4

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is made and entered into effective as of June [●], 2013 (the “Effective Date”), by and between Synergy Resources Corporation, a Colorado corporation (“Borrower”), each of the Lenders party to the Credit Agreement (as defined below) (“Lenders”), Texas Capital Bank, N.A. (“Texas Capital”) and Community Banks of Colorado, a division of NBH Bank, N.A., individually, as Issuing Bank and as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and is as follows:

Preliminary Statements

A.            Lenders, the Administrative Agent and Borrower are parties to an Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by that First Amendment dated as of February ___, 2013 (as amended, the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.            Borrower has requested that Lenders and the Administrative Agent make certain amendments to the Credit Agreement, all as more particularly set forth herein.

C.            Lenders and the Administrative Agent are willing to consent to such requests and so amend the Credit Agreement to reflect such modifications, all on the terms of this Amendment.

Statement of Amendment

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lenders, the Administrative Agent, Texas Capital and Borrower hereby agree as follows:

1.          Amendments to Credit Agreement.  Subject to the terms and provisions of this Amendment, the Credit Agreement is hereby amended as follows:

(a)            Section 1.01 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“Interest Expense” means, as to any period of determination, all accrued interest for such period, whether or not for GAAP purposes such interest is expensed for such period or capitalized by the Borrower.

(b)            The following definitions in Section 1.01 of the Credit Agreement are hereby amended in their entireties by substituting the following in their respective places:

“LC Commitment” means $5,000,000.

1

(c)            Section 9.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Ratio of EBITDAX to Interest and Fees.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of EBITDAX divided by 4 to the sum of Interest Expense for such quarter, to be less than or equal to 3.5 to 1.0, determined as of the fiscal quarter ending August 31, 2012 and each quarter thereafter.

(d)            Section 9.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Ratio of Total Funded Debt to Total Capitalization.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of Total Funded Debt as of such time to its Total Capitalization as of such time to be greater than or equal to 0.50.

(e)            Section 12.02(b) o the Credit Agreement is hereby amended and restated in its entirety as follows:

Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lenders or by the Borrower and the Administrative Agent with the consent of the Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, (iii) decrease or maintain the Borrowing Base without the written consent of the Required Lenders (other than any Defaulting Lender), or modify Section 2.07 in any manner without the consent of each Lender (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Lenders, (iv) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (v) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (vi) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.14, without the written consent of each Lender (other than any Defaulting Lender), or (viii) change any of the provisions of this Section 12.02(b) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.24 (Material Agreements) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

2

(f)            Annex I to the Credit Agreement is hereby amended and restated in its entirety to conform to Annex I attached hereto.  The adjustment to each Lender’s Applicable Percentage as set forth on Annex I attached hereto shall be effective as of the Increase Date (defined below) and each Lender’s Applicable Percentage prior to the Increase Date shall be as set forth in Annex I to the Credit Agreement.

2.            Eligible Lenders.  The parties to this Amendment agree that Texas Capital is an Eligible Lender.  Texas Capital hereby agrees that upon the execution of this Amendment, it shall become a party to the Credit Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Credit Agreement as though an original party thereto.  From and after the date hereof, all references in the Credit Agreement and in all other Loan Documents to the “Lenders” shall be deemed to include Texas Capital.

3.            Conditions Precedent.  This Amendment will not become effective until the date on which each of the following conditions is satisfied.

(a)            The Borrower shall execute and deliver to the Administrative Agent the Promissory Notes attached hereto as Exhibit A (the “Amendment Notes”).  These Amendment Notes, to the extent that they are for the benefit of Lenders other than Texas Capital, are issued in substitution for and replacement of, but not repayment of, those certain Promissory Notes issued by the Borrower in favor of those Lenders in connection with the Credit Agreement.  The Amendment Notes shall constitute a “Note” as defined and described in the Credit Agreement.  From and after the date hereof, all references in the Credit Agreement and in all other Loan Documents to the “Notes” shall be deemed to be references to the Amendment Notes.

4.            Borrowing Base.  In connection with the first Scheduled Redetermination contemplated by Section 2.07 of the Credit Agreement, the Administrative Agent, the Lenders and the Borrower have agreed that the Borrowing Base shall be increased to $75,000,000, which Borrowing Base adjustment shall be effective as of the latter of [●], 2013, or the satisfaction of the conditions set forth in Section 3 (the “Increase Date”).

5.            Reaffirmation of Security.  Borrower, Lenders and the Administrative Agent hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Borrowing Base Properties.  Borrower ratifies and reaffirms any and all grants of Liens to Lenders and the Administrative Agent on the Borrowing Base Properties as security for the Obligations, and Borrower acknowledges and confirms that the grants of the Liens to Lenders and the Administrative Agent on the Borrowing Base Properties: (i) represent continuing Liens on all of the Borrowing Base Properties, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Borrowing Base Properties except to the extent of any Permitted Liens.

3

6.            Representations.  To induce Lenders and the Administrative Agent to accept this Amendment, Borrower hereby represents and warrants to Lenders and the Administrative Agent as follows:

(a)            Power and Authority.  Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

(b)            Legal, Valid and Binding Obligation.  This Amendment constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(c)            Continued Representations and Warranties.  After giving effect to the amendments contained in this Amendment, Borrower’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

(d)            No Events of Default.  No Event of Default has occurred and is continuing.

7.            Fees, Costs and Expenses.  As a condition of this Amendment, Borrower will (i) in connection with the execution and delivery of this Amendment, pay to the Administrative Agent (A) for the account of Texas Capital, a commitment fee of $85,000, (B) for the account of Community Banks of Colorado, a threshold commitment fee of $11,250, (C) for the account of Amegy Bank National Association, a threshold commitment fee of $30,000, and (D) for the account of the Administrative Agent, an Administrative Fee of $9,753, representing a prorated annual fee of $20,000, and (ii) reimburse the Administrative Agent’s for all out of pocket expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.

8.            Release.  Borrower, on its behalf and, as applicable, on behalf of Borrower’s officers, directors, shareholders, Affiliates, Subsidiaries, successors and assigns (collectively, the “Releasing Parties”), hereby represents and warrants that such Releasing Parties have no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lenders or the Administrative Agent, their direct or indirect Affiliates, or any of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) to the extent that any such Claim directly or indirectly arises out of, is based upon or is in any manner connected with, any Prior Related Event.  Borrower, on its behalf and, as applicable, on behalf of the other Releasing Parties, voluntarily releases and forever discharges all Lender Parties from any and all Claims, whether known or unknown, to the extent that any such Claim directly or indirectly arises out of, is based upon or is in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of: (a) any of the terms of any Loan Document or this Amendment, (b) any actions, transactions, matters or circumstances related hereto or to any Loan Document, (c) the conduct of the relationship between any Lender Party and Borrower and its Subsidiaries, or (d) any other actions or inactions by any Lender Party, in each case on or prior to the Effective Date.
4

9.            Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.  The existing Loan Documents, except as amended by this Amendment, shall remain in full force and effect, and each of them is hereby ratified and confirmed by Borrower, Lenders and the Administrative Agent.

10.            One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.  This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

11.            Captions.  The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

12.            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

13.            Entire Agreement.  This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.  At no time shall the prior or subsequent course of conduct by Borrower, Lenders or the Administrative Agent directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or remedies in connection with this Amendment or any of the documents, instruments and agreements executed in connection herewith, as Lenders, the Administrative Agent and Borrower agree that this Amendment shall only be amended by written instruments executed by Lenders, the Administrative Agent and Borrower.  Except to the extent that the Loan Documents are expressly amended by this Amendment, if there is any conflict, ambiguity, or inconsistency, in the Administrative Agent’s judgment, between the terms of this Amendment and any of the other Loan Documents, then the applicable terms and provisions, in the Administrative Agent’s judgment, providing Lenders and the Administrative Agent with greater rights, remedies, powers, privileges, or benefits will control.

5

14.            Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado (without regard to its conflicts of law principles). If any term of this Amendment is found invalid under Colorado law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

15.            WAIVER OF JURY TRIAL. BORROWER, LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]
6

The parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BORROWER:	SYNERGY RESOURCES CORPORATION By:/s/ Edward Holloway Name:Edward Holloway Title:Chief Executive Officer
ADMINISTRATIVE AGENT:	COMMUNITY BANKS OF COLORADO, as Administrative Agent By: /s/ Sarah Burchett Name: Sarah Burchett Title: Vice President
LENDERS:
COMMUNITY BANKS OF COLORADO,
as a Lender

By:  /s/ Sarah Burchett
Name:  Sarah Burchett
Title:  Vice President

COBIZ BANK, A COLORADO CORPORATION, DBA COLORADO BUSINESS BANK,
as a Lender

By:  /s/ Douglas K. Derks
Name:  Douglas K. Derks
Title:  Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]

7

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:            /s/ Kevin Donaldson
Name:            Kevin Donaldson
Title:            Senior Vice President

TEXAS CAPITAL BANK, N.A.
as a Lender

By:     /s/ Kelly Graham
Name:   Kelly Graham
 Title:    Vice President

[Signature Page to Second Amendment to Credit Agreement]

8

ANNEX I
 LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts
Name of Lender	Applicable Percentage	Maximum Credit Amount	Amount of Commitment on the Effective Date
Community Banks of Colorado	33.333333333%	$ 50,000,000	$ 25,000,000
CoBiz Bank, a Colorado corporation, dba Colorado Business Bank	13.333333333%	$ 20,000,000	$ 10,000,000
Amegy Bank National Association	30.666666667%	$ 46,000,000	$ 23,000,000
Texas Capital Bank	22.666666667%	$ 34,000,000	$ 17,000,000
TOTAL	100.000000000%	$ 150,000,000	$ 75,000,000

9

EXHIBIT A

[see attached]

10

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is made and entered into effective as of December 20, 2013 (the “Effective Date”), by and between Synergy Resources Corporation, a Colorado corporation (the “Borrower”), each of the Lenders party to the Credit Agreement (as defined below) (“Lenders”), SunTrust Bank (“SunTrust”), KeyBank National Association (“Key Bank”), and Community Banks of Colorado, a division of NBH Bank, N.A., individually, as Issuing Bank and as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and is as follows:

Preliminary Statements

A.            Lenders, the Administrative Agent and the Borrower are parties to an Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by that First Amendment dated as of February 12, 2013 (the “First Amendment”) and that Second Amendment (the “Second Amendment”) dated as of June 28, 2013 (as amended, the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.            The Borrower has requested that Lenders and the Administrative Agent make certain amendments to the Credit Agreement, all as more particularly set forth herein.

C.            Lenders and the Administrative Agent are willing to consent to such requests and so amend the Credit Agreement to reflect such modifications, all on the terms of this Amendment.

Statement of Amendment

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lenders, the Administrative Agent, SunTrust, Key Bank and the Borrower hereby agree as follows:

1.          Amendments to Credit Agreement.  Subject to the terms and provisions of this Amendment, the Credit Agreement is hereby amended as follows:

(a)            Section 1.01 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

1

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Obligation or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
(b)            The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person whose (y) credit rating assigned by Moody’s or S&P (or their equivalent) to its unsecured long-term indebtedness is not lower than Baa3 or BBB-, respectively, or (z) obligations under any Hedging Agreement with the Borrower are guaranteed by an entity whose credit rating assigned by Moody’s or S&P (or their equivalent) to its unsecured long-term indebtedness is not lower than Baa3 or BBB-, respectively.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of

2

business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm‑out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set‑off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and Liens related to surface leases and surface operations, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default; and (i) Liens arising from the debt associated with Secured Hedging Agreement, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Fee Letter” means that that letter agreement dated October 11, 2012, by and between the Borrower and the Administrative Agent, related to, among other things, the payment of certain fees by the Borrower, as amended by that letter agreement dated as of December 20, 2013, by and between the Borrower and the Administrative Agent.

3

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  (a) to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of a Lender, or any Secured Hedging Counterparty under any Loan Document; and (b) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Indebtedness” owing by such Guarantor.

“Required Lenders” means Lenders holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Revolving Credit Exposure, unless there is no outstanding Revolving Credit Exposure at such time, and in such case, then Lenders holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the existing Commitments at such time; provided, however, that under if any one Lender holds 66 2/3% of the outstanding Revolving Credit Exposure or of the existing Commitments, as applicable, then the Required Lenders shall mean such Lender and at least one other Lender.

(c)            Section 2.06(c) of the Credit Agreement is hereby amended by increasing the amount in clause (ii) from $150,000,000 to $300,000,000.

(d)            Clause (i) of Section 2.07(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)            If the Borrower or any Subsidiary novates, sells, assigns, unwinds, terminates, restructures, modifies, amends or otherwise affects (“Unwinds”) any Borrowing Base Hedging Agreement, the Borrower shall promptly provide the Administrative Agent with written notice of such Unwind and the Borrowing Base then in effect shall automatically be reduced by an amount equal to the mark-to-market value (as determined by the Administrative Agent) of such Borrowing Base Hedging Agreement as of the date of such Unwind, if any, resulting from such event (which right shall be in addition to the Administrative Agent’s right to request Interim Redetermination between each Scheduled Redetermination).”

(e)            Clause (b) of Section 5.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)            Capital Requirements.  If any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on a Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.”

4

(f)            A new Section 8.19 of the Credit Agreement shall be added to Article VIII of the Credit Agreement in appropriate numerical order to read in full as follows:

“Section 8.19 Commodity Exchange Act Keepwell Provisions.  The Borrower hereby guarantees the payment and performance of all Indebtedness of each Guarantor and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor in order for such Guarantor to honor its obligations under its respective guaranty agreement including obligations with respect to Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 8.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.19, or otherwise under this Agreement or any Loan Document, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower under this Section 8.19 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated.  The Borrower intends that this Section 8.19 constitute, and this Section 8.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(g)            Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 9.18  Hedging Agreements.

(a)            The Borrower shall neither assign, terminate, unwind nor sell any Hedging Agreements listed on Schedule 7.20.  The Borrower shall not enter into Hedging Agreements in respect of commodities other than Hydrocarbons.  In the case of Hydrocarbons, the Borrower shall not enter into Hedging Agreements if the effect thereof would be to cause the notional volumes of all Hedging Agreements and additional fixed‑price physical off‑take contracts, in the aggregate, to exceed (i) 85% of the projected production from the Borrower’s Proved Developed Producing Reserves reflected in the most recently completed Reserve Report for any month continuing through and including the date that is twelve (12) months following the effective date of each such Hedging Agreement, (ii) 70% of the projected production from the Borrower’s Proved Developed Producing Reserves for any month beginning at the expiration of the period in clause (i) and continuing through and including the date that is twelve (12) months following such date, (iii) 60% of the projected production from the Borrower’s Proved Developed Producing Reserves for any month beginning at the expiration of the period in clause (ii) and continuing through and including the date that is twelve (12) months following such date and (iv) 50% of the projected production from the Borrower’s Proved Developed Producing Reserves for any month beginning at the expiration of the period clause (iii) and continuing through and including the date that is twelve (12) months following such date (it being understood that any put contracts entered into for non speculative purposes shall not count against the above limitation).  The Borrower shall not enter into Hedging Agreements converting interest rates.  The Borrower shall not post any collateral to secure Hedging Agreements, except as contemplated by the Loan Documents in the case of a Secured Hedging Counterparty.

5

(b)            In addition to the Hedging Agreements permitted under Section 9.18(a), if after the date of the latest Reserve Report the Borrower converts any of its Oil and Gas Properties (through drilling operations or otherwise) from Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves (in each case, as shown in the latest Reserve Report) to Proved Developed Producing Reserves (such converted reserves being referred to herein as “Additional Proved Producing Reserves”), the Borrower may, but shall not be obligated to, provide the Administrative Agent with the Borrower’s good faith estimated production forecast (which forecast shall be prepared showing monthly production numbers, a “Production Forecast”) for the Additional Proved Producing Reserves.  If the Borrower provides a Production Forecast to the Administrative Agent, the Borrower shall also provide the Administrative Agent with any other information requested by the Administrative Agent with respect to such Additional Proved Producing Reserves.  Unless the Administrative Agent notifies the Borrower in writing within five Business Days of its receipt of a Production Forecast that the Administrative Agent is rejecting the Borrower’s treatment of such reserves as Additional Proved Producing Reserves or is otherwise modifying the Borrower’s production estimates set forth in the Production Forecast, the Borrower shall be permitted to enter into Hedging Agreements for up to 70% of the projected production from such Additional Proved Producing Reserves, but only with respect to that production that is forecasted in the Production Forecast to occur during the 12 month period beginning with the first month after the expiration of such 5-day period.  The Additional Proved Producing Reserves shall be included in the next Reserve Report prepared in accordance with Section 8.12 and, at such time, the Borrower shall be subject to the limitations on Hedging Agreements contemplated by Section 9.18 with respect to such Additional Proved Producing Reserves.

(c)            The limitations on Hedging Agreements set forth in this Section 9.18 shall be calculated based upon barrels of oil or cubic feet of natural gas, as the case may be, as set forth in the relevant Reserve Report (in the case of Section 9.18(a)) or the Production Forecast (in the case of Section 9.18(b)) and shall not be based on barrel of oil equivalent (or BOE) computations.”

6

(h)            Clause (c) of Section 10.02 of the Credit Agreement is hereby amended by inserting the following language immediately following clause (c), which shall read in its entirety as follows:

“Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).”

(i)            Clause (b) of Section 12.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)            Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lenders or by the Borrower and the Administrative Agent with the consent of the Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the written consent of each Lender (other than any Defaulting Lender), or modify Section 2.07 in any manner without the consent of each Lender (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.14, without the written consent of each Lender (other than any Defaulting Lender),(vii) release any Guarantor from its obligations under any guaranty agreement that relates to the Indebtedness, without the written consent of each Lender (other than any Defaulting Lender), (viii) release the Liens contemplated by any Security Instrument on all or substantially all of the collateral covered thereby (other than a release of Liens related to Oil and Gas Properties transferred in accordance with Section 9.11),

7

without the written consent of each Lender (other than any Defaulting Lender) or (ix) change any of the provisions of this Section 12.02(b) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or  under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.  Notwithstanding the foregoing, any supplement to Schedule 7.24 (Material Agreements) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(j)            Annex I to the Credit Agreement is hereby amended and restated in its entirety to conform to Annex I attached hereto.  The adjustment to each Lender’s Applicable Percentage as set forth on Annex I attached hereto shall be effective as of the Increase Date (defined below) and each Lender’s Applicable Percentage prior to the Increase Date shall be as set forth in Annex I to the Credit Agreement.

2.            Eligible Lenders.  The parties to this Amendment agree that SunTrust and Key Bank are Eligible Lenders.  Each of SunTrust and Key Bank hereby agrees that upon the execution of this Amendment, it shall become a party to the Credit Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Credit Agreement as though an original party thereto.  From and after the date hereof, all references in the Credit Agreement and in all other Loan Documents to the “Lenders” shall be deemed to include SunTrust and Key Bank.

3.            Adjustments.  On the Effective Date, the Borrower shall, in coordination with the Administrative Agent, repay the outstanding Loans of certain Lenders, and incur additional Loans from certain other Lenders, in each case to the extent necessary so that all of the Lenders participate in the Borrowings ratably on the basis of their respective Commitments (after giving effect to any adjustments contemplated by Section 1(j) hereof).

4.            Borrowing Base.  In connection with the second Scheduled Redetermination contemplated by Section 2.07 of the Credit Agreement, the Administrative Agent, the Lenders and the Borrower have agreed that the Borrowing Base shall be increased to $90,000,000, which Borrowing Base adjustment shall be effective as of the later of December 20, 2013, or the satisfaction of the conditions set forth in Section 7 hereof (the “Increase Date”).

5.            Reaffirmation of Security.  The Borrower, Lenders and the Administrative Agent hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Indebtedness evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Indebtedness; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Borrowing Base Properties.  The Borrower ratifies and reaffirms any and all grants of Liens to Lenders and the Administrative Agent on the Borrowing Base Properties as security for the Indebtedness, and the Borrower acknowledges and confirms that the grants of the Liens to Lenders and the Administrative Agent on the Borrowing Base Properties: (i) represent continuing Liens on all of the Borrowing Base Properties, (ii) secure all of the Indebtedness, and (iii) represent valid, first and best Liens on all of the Borrowing Base Properties except to the extent of any Permitted Liens

8

6.            Collateral Agent.  The Borrower, Lenders and the Administrative Agent hereby expressly authorize Community Banks of Colorado to serve as collateral agent (the “Collateral Agent”) under any of the Security Instruments for the ratable benefits of Lenders, the Administrative Agent, any Secured Hedging Counterparties and the Collateral Agent and agree that any Lien granted to the Collateral Agent by the Borrower or any Guarantor to secure the Indebtedness shall be held by the Collateral Agent for the ratable benefit of Lenders, the Administrative Agent, any Secured Hedging Counterparties and the Collateral Agent.  Community Banks of Colorado is further authorized to cause any Liens granted to it under the Security Instruments in its capacity as Administrative Agent to be transferred and conveyed to it in its capacity as Collateral Agent.

7.            Conditions Precedent.  This Amendment will not become effective until the date on which each of the following conditions is satisfied:

(a)            The Borrower shall have executed and delivered to the Administrative Agent the Promissory Notes attached hereto as Exhibit A (the “Amendment Notes”).  These Amendment Notes, to the extent that they are for the benefit of Lenders other than SunTrust and Key Bank, are issued in substitution for and replacement of, but not repayment of (i) those certain Amended and Restated Promissory Notes, dated as of June 28, 2013, issued by the Borrower in favor of those Lenders in connection with the Second Amendment, and (ii) that Promissory Note, dated as of June 28, 2013, issued by the Borrower in favor of Texas Capital Bank, N.A. in connection with the Second Amendment.  The Amendment Notes shall constitute a “Note” as defined and described in the Credit Agreement.  From and after the date hereof, all references in the Credit Agreement and in all other Loan Documents to the “Notes” shall be deemed to be references to the Amendment Notes.

(b)            The Administrative Agent shall have received counterparts of this Amendment from the Borrower and each of the Lenders.

(c)            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Amendment.

(d)            The Administrative Agent shall have received title information satisfactory to it on at least 80% (by NPV) of the total Proved Reserves attributable to the Oil and Gas Properties evaluated in such Reserve Report, with such 80% first being satisfied from Proved Developed Producing Reserves, next from Proved Developed Nonproducing Reserves and thereafter from Proved Undeveloped Reserves.

(e)            The Administrative Agent shall have received information and evidence satisfactory to it that the Mortgaged Properties represent at least 80% (by NPV) of the Oil and Gas Properties evaluated in the most recently completed Reserve Report, with such 80% first being satisfied from Proved Developed Producing, next from Proved Developed Nonproducing Reserves and thereafter from Proved Undeveloped Reserves.

9

(f)            No Default or Event of Default shall have occurred that is continuing.

(g)            The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

8.            Representations.  To induce Lenders and the Administrative Agent to accept this Amendment, the Borrower hereby represents and warrants to Lenders and the Administrative Agent as follows:

(a)            Power and Authority.  The Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

(b)            Legal, Valid and Binding Obligation.  This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(c)            Continued Representations and Warranties.  After giving effect to the amendments contained in this Amendment, the Borrower’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

(d)            No Defenses.  The Borrower has no defenses to payment, counterclaims, or right of set-off with respect to any Indebtedness existing as of the Effective Date.

(e)            No Events of Default.  No Event of Default has occurred and is continuing.

(f)            Material Adverse Effect. The Borrower hereby affirms that no Material Adverse Effect has occurred

9.            First Amendment.  The parties acknowledge and agree that the First Amendment was dated as of February 12, 2013 and that such date shall be the Effective Date (as such term is used in the First Amendment) for all purposes related to the First Amendment.

10

10.            Fees, Costs and Expenses.  As a condition of this Amendment, the Borrower will (i) in connection with the execution and delivery of this Amendment, pay to the Administrative Agent (A) for the account of SunTrust, a commitment fee of $37,500, (B) for the account of Key Bank, a commitment fee of $37,500, and (C) for the account of the Administrative Agent, an Administrative Fee of $19,644.26, and (ii) reimburse the Administrative Agent’s for all out of pocket expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.

11.            Release.  The Borrower, on its behalf and, as applicable, on behalf of the Borrower’s officers, directors, shareholders, Affiliates, Subsidiaries, successors and assigns (collectively, the “Releasing Parties”), hereby represents and warrants that such Releasing Parties have no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lenders or the Administrative Agent, their direct or indirect Affiliates, or any of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) to the extent that any such Claim directly or indirectly arises out of, is based upon or is in any manner connected with, any Prior Related Event.  The Borrower, on its behalf and, as applicable, on behalf of the other Releasing Parties, voluntarily releases and forever discharges all Lender Parties from any and all Claims, whether known or unknown, to the extent that any such Claim directly or indirectly arises out of, is based upon or is in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of: (a) any of the terms of any Loan Document or this Amendment, (b) any actions, transactions, matters or circumstances related hereto or to any Loan Document, (c) the conduct of the relationship between any Lender Party and the Borrower and its Subsidiaries, or (d) any other actions or inactions by any Lender Party, in each case on or prior to the Effective Date.

12.            Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed.  The existing Loan Documents, except as amended by this Amendment, shall remain in full force and effect, and each of them is hereby ratified and confirmed by the Borrower, Lenders and the Administrative Agent.

13.            One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any Loan Document or any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

11

14.            No Implied Consent or Waiver.  This Amendment shall not be construed as consent to the departure from, or a waiver of the terms and conditions of, the Credit Agreement except as expressly set forth herein.

15.            Captions.  The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

16.            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

17.            Entire Agreement.  This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.  At no time shall the prior or subsequent course of conduct by the Borrower, Lenders or the Administrative Agent directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or remedies in connection with this Amendment or any of the documents, instruments and agreements executed in connection herewith, as Lenders, the Administrative Agent and the Borrower agree that this Amendment shall only be amended by written instruments executed by Lenders, the Administrative Agent and the Borrower.  Except to the extent that the Loan Documents are expressly amended by this Amendment, if there is any conflict, ambiguity, or inconsistency, in the Administrative Agent’s judgment, between the terms of this Amendment and any of the other Loan Documents, then the applicable terms and provisions, in the Administrative Agent’s judgment, providing Lenders and the Administrative Agent with greater rights, remedies, powers, privileges, or benefits will control.

18.            Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado (without regard to its conflicts of law principles). If any term of this Amendment is found invalid under Colorado law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

19.            WAIVER OF JURY TRIAL. THE BORROWER, LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]
12

The parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:	SYNERGY RESOURCES CORPORATION By: /s/ Frank Jennings Name: Frank Jennings Title: Chief Financial Officer
ADMINISTRATIVE AGENT:	COMMUNITY BANKS OF COLORADO, as Administrative Agent By: /s/ Sarah Burchett Name: Sarah Burchett Title: Vice President
LENDERS:
COMMUNITY BANKS OF COLORADO,
as a Lender

By:  /s/ Sarah Burchett
Name:  Sarah Burchett
Title:  Vice President

COBIZ BANK, A COLORADO CORPORATION, DBA COLORADO BUSINESS BANK,
as a Lender

By:  /s/ Douglas K. Derks
Name:  Douglas K. Derks
Title:  Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]
13

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:            /s/ Kevin Donaldson
Name:            Kevin Donaldson
Title:            Senior Vice President

TEXAS CAPITAL BANK, N.A.,
as a Lender

By: /s/ W. David McCarver IV
Name:  W. David McCarver IV
 Title:  Senior Vice President

SUNTRUST BANK,
as a Lender

By:            /s/ Scott Mackey
Name:            Scott Mackey
Title:            Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:            /s/ Paul J. Pace
Name:            Paul J. Pace
Title:            Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

14

ANNEX I
 LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts
Name of Lender	Applicable Percentage	Maximum Credit Amount	Amount of Commitment on the Effective Date
Community Banks of Colorado	27.7777777778%	$ 83,333,333.33	$ 25,000,000.00
Amegy Bank National Association	25.5555555556%	$ 76,666,666.67	$ 23,000,000.00
Texas Capital Bank, N.A.	18.8888888889%	$ 56,666,666.67	$ 17,000,000.00
CoBiz Bank, a Colorado corporation, dba Colorado Business Bank	11.1111111111%	$ 33,333,333.33	$ 10,000,000.00
SunTrust Bank, Inc.	8.3333333334%	$ 25,000,000.00	$ 7,500,000.00
Key Bank National Association	8.3333333334%	$ 25,000,000.00	$ 7,500,000.00
TOTAL	100.0000000000%	$ 300,000,000.00	$ 90,000,000.00

15

EXHIBIT A

[see attached]

16

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is made and entered into effective as of June 3, 2014 (the “Effective Date”), by and between Synergy Resources Corporation, a Colorado corporation (the “Borrower”), each of the Lenders party to the Credit Agreement (as defined below) (“Lenders”), and Community Banks of Colorado, a division of NBH Bank, N.A., individually, as Issuing Bank and as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and is as follows:

Preliminary Statements

A.            Lenders, the Administrative Agent and the Borrower are parties to an Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by that First Amendment dated as of February 12, 2013 (the “First Amendment”), that Second Amendment (the “Second Amendment”) dated as of June 28, 2013 (as amended, the “Credit Agreement”) and that Third Amendment (the “Third Amendment”) dated as of December 20, 2013.  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.            The Borrower has requested that Lenders and the Administrative Agent make certain amendments to the Credit Agreement, all as more particularly set forth herein.

C.            Lenders and the Administrative Agent are willing to consent to such requests and so amend the Credit Agreement to reflect such modifications, all on the terms of this Amendment.

Statement of Amendment

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lenders, the Administrative Agent, SunTrust, Key Bank and the Borrower hereby agree as follows:

1.          Amendments to Credit Agreement.  Subject to the terms and provisions of this Amendment, the Credit Agreement is hereby amended as follows:

(a)            The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Applicable Margin” means, for any day, the rate per annum set forth in the Utilization Grid below based upon the Type of Loan or Borrowing and the Borrowing Base Utilization Percentage then in effect, subject to a minimum interest rate floor of 2.5% per annum:

1

Borrowing Base Utilization	Libor Margin	Abr Margin
≥ 90%	275 bps	150 bps
≥ 75% and < 90%	250 bps	125 bps
≥ 50% and < 75%	225 bps	100 bps
≥ 25% and < 50%	200 bps	75 bps
< 25%	175 bps	50 bps

“Termination Date” means the earlier to occur of (i) May 29, 2019 or (ii) the date that the Aggregate Maximum Credit Amount is sooner terminated pursuant to Section 2.06 or Section 10.02.”

(b)            The first sentence of Section 3.05(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee equal to (i) if the Borrowing Base Utilization Percentage is less than 50%, 0.375% per annum and (ii) if the Borrowing Base Utilization Percentage is equal to or greater than 50%, 0.50% per annum, in each case calculated on the average daily amount of the unused Commitment of such lender during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments.”

(c)            Clause (ii) of Section 8.01(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)            on a quarterly basis by the 45th day after the end of each fiscal quarter of the Borrower, an updated report setting forth the forecasted Capital Expenditure budget for the Borrower and its Subsidiaries for the remainder of the Borrower’s fiscal year; provided, however, that in the case of the report delivered during the fourth quarter of each fiscal year, such report shall set forth the forecasted Capital Expenditure budget for the Borrower and its Subsidiaries for the following fiscal year; and”

(d)            Section 9.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)            Total Funded Debt to EBITDAX. The Borrower will not, at any time, permit its ratio of Total Funded Debt as of such time to EBITDAX to be greater than or equal to 4.0 to 1.0, determined at the fiscal year ending August 31, 2012, and each fiscal quarter thereafter.”

(e)            Section 9.01(c) and Section 9.01(d) of the Credit Agreement are hereby deleted and removed from the Credit Agreement.

2

(f)            Annex I to the Credit Agreement is hereby amended and restated in its entirety to conform to Annex I attached hereto.  The adjustment to each Lender’s Applicable Percentage as set forth on Annex I attached hereto shall be effective as of the Increase Date (defined below) and each Lender’s Applicable Percentage prior to the Increase Date shall be as set forth in Annex I to the Credit Agreement.

2.            Adjustments.  On the Effective Date, Texas Capital Bank, N.A. will be paid off and will no longer be a Lender under the Credit Agreement.  The Borrower shall, in coordination with the Administrative Agent, repay the outstanding Loans of Texas Capital Bank, N.A., and incur additional Loans from the Lenders, in each case to the extent necessary so that Texas Capital Bank, N.A. is paid in full with respect to its Loans and all of the Lenders participate in the Borrowings ratably on the basis of their respective Commitments (after giving effect to any adjustments contemplated by Section 1(j) hereof).

3.            Borrowing Base.  In connection with the third Scheduled Redetermination contemplated by Section 2.07 of the Credit Agreement, the Administrative Agent, the Lenders and the Borrower have agreed that the Borrowing Base shall be increased to $110,000,000, which Borrowing Base adjustment shall be effective as of the later of June 3, 2014, or the satisfaction of the conditions set forth in Section 7 hereof (the “Increase Date”).

4.            Reaffirmation of Security.  The Borrower, Lenders and the Administrative Agent hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Indebtedness evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Indebtedness; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Borrowing Base Properties.  The Borrower ratifies and reaffirms any and all grants of Liens to Lenders and the Administrative Agent on the Borrowing Base Properties as security for the Indebtedness, and the Borrower acknowledges and confirms that the grants of the Liens to Lenders and the Administrative Agent on the Borrowing Base Properties: (i) represent continuing Liens on all of the Borrowing Base Properties, (ii) secure all of the Indebtedness, and (iii) represent valid, first and best Liens on all of the Borrowing Base Properties except to the extent of any Permitted Liens

5.            Conditions Precedent.  This Amendment will not become effective until the date on which each of the following conditions is satisfied:

(a)            The Borrower shall have executed and delivered to the Administrative Agent the Promissory Notes attached hereto as Exhibit A (the “Amendment Notes”).  These Amendment Notes are issued in substitution for and replacement of, but not repayment of (i) those certain Promissory Notes, dated as of December 20, 2013, issued by the Borrower in favor of the Lenders in connection with the Third Amendment.  The Amendment Notes shall constitute a “Note” as defined and described in the Credit Agreement.  From and after the date hereof, all references in the Credit Agreement and in all other Loan Documents to the “Notes” shall be deemed to be references to the Amendment Notes.

(b)            The Administrative Agent shall have received counterparts of this Amendment from the Borrower and each of the Lenders.

3

(c)            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Amendment.

(d)            The Administrative Agent shall have received title information satisfactory to it on at least 80% (by NPV) of the total Proved Reserves attributable to the Oil and Gas Properties evaluated in such Reserve Report, with such 80% first being satisfied from Proved Developed Producing Reserves, next from Proved Developed Nonproducing Reserves and thereafter from Proved Undeveloped Reserves.

(e)            The Administrative Agent shall have received information and evidence satisfactory to it that the Mortgaged Properties represent at least 80% (by NPV) of the Oil and Gas Properties evaluated in the most recently completed Reserve Report, with such 80% first being satisfied from Proved Developed Producing, next from Proved Developed Nonproducing Reserves and thereafter from Proved Undeveloped Reserves.

(f)            No Default or Event of Default shall have occurred that is continuing.

(g)            The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

6.            Representations.  To induce Lenders and the Administrative Agent to accept this Amendment, the Borrower hereby represents and warrants to Lenders and the Administrative Agent as follows:

(a)            Power and Authority.  The Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

(b)            Legal, Valid and Binding Obligation.  This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(c)            Continued Representations and Warranties.  After giving effect to the amendments contained in this Amendment, the Borrower’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

(d)            No Defenses.  The Borrower has no defenses to payment, counterclaims, or right of set-off with respect to any Indebtedness existing as of the Effective Date.

4

(e)            No Events of Default.  No Event of Default has occurred and is continuing.

(f)            Material Adverse Effect. The Borrower hereby affirms that no Material Adverse Effect has occurred

7.            Fees, Costs and Expenses.  As a condition of this Amendment, the Borrower will (i) in connection with the execution and delivery of this Amendment, pay to the Administrative Agent for the account of each Lender (A) a fee equal 0.25% of the such Lender’s Commitment as in effect prior to this Amendment, and(B) a fee equal 0.375% of the increase in such Lender’s Commitment as a result of this Amendment, and (ii) reimburse the Administrative Agent’s for all out of pocket expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.

8.            Release.  The Borrower, on its behalf and, as applicable, on behalf of the Borrower’s officers, directors, shareholders, Affiliates, Subsidiaries, successors and assigns (collectively, the “Releasing Parties”), hereby represents and warrants that such Releasing Parties have no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lenders or the Administrative Agent, their direct or indirect Affiliates, or any of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) to the extent that any such Claim directly or indirectly arises out of, is based upon or is in any manner connected with, any Prior Related Event.  The Borrower, on its behalf and, as applicable, on behalf of the other Releasing Parties, voluntarily releases and forever discharges all Lender Parties from any and all Claims, whether known or unknown, to the extent that any such Claim directly or indirectly arises out of, is based upon or is in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of: (a) any of the terms of any Loan Document or this Amendment, (b) any actions, transactions, matters or circumstances related hereto or to any Loan Document, (c) the conduct of the relationship between any Lender Party and the Borrower and its Subsidiaries, or (d) any other actions or inactions by any Lender Party, in each case on or prior to the Effective Date.

9.            Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed.  The existing Loan Documents, except as amended by this Amendment, shall remain in full force and effect, and each of them is hereby ratified and confirmed by the Borrower, Lenders and the Administrative Agent.

10.            One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any Loan Document or any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

5

11.            No Implied Consent or Waiver.  This Amendment shall not be construed as consent to the departure from, or a waiver of the terms and conditions of, the Credit Agreement except as expressly set forth herein.

12.            Captions.  The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

13.            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

14.            Entire Agreement.  This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.  At no time shall the prior or subsequent course of conduct by the Borrower, Lenders or the Administrative Agent directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or remedies in connection with this Amendment or any of the documents, instruments and agreements executed in connection herewith, as Lenders, the Administrative Agent and the Borrower agree that this Amendment shall only be amended by written instruments executed by Lenders, the Administrative Agent and the Borrower.  Except to the extent that the Loan Documents are expressly amended by this Amendment, if there is any conflict, ambiguity, or inconsistency, in the Administrative Agent’s judgment, between the terms of this Amendment and any of the other Loan Documents, then the applicable terms and provisions, in the Administrative Agent’s judgment, providing Lenders and the Administrative Agent with greater rights, remedies, powers, privileges, or benefits will control.

15.            Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado (without regard to its conflicts of law principles). If any term of this Amendment is found invalid under Colorado law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

6

16.            WAIVER OF JURY TRIAL. THE BORROWER, LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]

7

The parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:	SYNERGY RESOURCES CORPORATION By: /s/ Frank Jennings Name: Frank Jennings Title: Chief Financial Officer
ADMINISTRATIVE AGENT:	COMMUNITY BANKS OF COLORADO, as Administrative Agent By: /s/ Sarah Burchett Name: Sarah Burchett Title: Vice President
LENDERS:
COMMUNITY BANKS OF COLORADO,
as a Lender

By:  /s/ Sarah Burchett
Name:  Sarah Burchett
Title:  Vice President

COBIZ BANK, A COLORADO CORPORATION, DBA COLORADO BUSINESS BANK,
as a Lender

By:  /s/ Douglas K. Derks
Name:  Douglas K. Derks
Title:  Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]
8

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:            /s/ Kevin Donaldson
Name:            Kevin Donaldson
Title:            Senior Vice President

SUNTRUST BANK,
as a Lender

By:            /s/ Chulley Bogle
Name:            Chulley Bogle
Title:            Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:            /s/ George E. McKean
Name:            George E. McKean
Title:            Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

9

ANNEX I
 LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts
Name of Lender	Applicable Percentage	Maximum Credit Amount	Amount of Commitment on the Effective Date
Community Banks of Colorado	26.36363636%	$79,090,909.09	$29,000,000.00
Amegy Bank National Association	23.63636364%	$70,909,090.91	$26,000,000.00
CoBiz Bank, a Colorado corporation, dba Colorado Business Bank	9.09090909%	$27,272,727.27	$10,000,000.00
SunTrust Bank	20.45454545%	$61,363,636.36	$22,500,000.00
Key Bank National Association	20.45454545%	$61,363,636.36	$22,500,000.00
TOTAL	100.0000000000%	$ 300,000,000.00	$ 110,000,000.00

10